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                                                                    Exhibit 10.1



                           FIRST AMENDED AND RESTATED

                   PREFERRED STOCK INVESTORS RIGHTS AGREEMENT

     This First Amended and Restated Preferred Stock Investors Rights Agreement (this "Agreement") is entered into as of December ___, 2004 (the "Effective Date"), by and among WiderThan.com Co., Ltd., a Korean corporation (the "Company"); the parties listed on Exhibit A as major shareholders (the "Major Shareholders"); Nokia Venture Partners II, LP, a Delaware limited partnership ("NVP") and NVP Affiliates Fund II, LP, a Delaware limited partnership ("NVP Affiliates" and together with NVP, the "Series A Preferred Holders"); the parties listed on Exhibit B as participating stockholders of Ztango, Inc., a Delaware corporation (collectively, with Mooreland Partners, LLC and Dan Nemo, the "Series B Preferred Holders"); SAIF Capital Limited, a Maltese corporation ("SAIF"), and WTC Investment LLC, a Delaware limited liability company (collectively with its permitted transferees pursuant to Section 4.6(e) hereof, "Apax"). Capitalized terms not defined herein shall have their respective meanings set forth in the Acquisition Agreement (as defined below).


                                 R E C I T A L S

     WHEREAS, the Company, the Series A Preferred Holders, and the Major Shareholders previously entered into that certain Investor Rights Agreement, dated as of May 8, 2002, as amended, setting forth, among other things, the rights and preferences relating to the Series A Preferred Stock (the "Series A Investor Rights Agreement");

     WHEREAS, the Series B Preferred Holders acquired shares of Series B Preferred Stock (the "Series B Preferred Stock," and together with the Series A Preferred Stock, the "Preferred Stock") pursuant to that certain Agreement, by and among the Company, WiderThan.com USA, Inc., Ztango, Inc. ("Ztango"), SJ Park, as Agent, and the Participating Ztango Stockholders (as defined therein), dated as of June 28, 2004 (the "Acquisition Agreement");

     WHEREAS, the Series A Preferred Holders, the Major Shareholders, and the Series B Preferred Holders entered into the Preferred Stock Investors Rights Agreement (the "Prior Agreement") as a condition precedent to the closing of the sale and purchase of the Series B Preferred Stock, which superseded and replaced the Series A Investor Rights Agreement; and

     WHEREAS, in connection with the sale of certain shares of common stock of the Company by Tae Won Chey ("Mr. Chey") pursuant to that certain Agreement dated as of October 8, 2004, as amended (the "Divestiture Agreement"), relating to the divestiture of shares of common stock of the Company held by Mr. Chey, the Company, the Series A Preferred Holders, the Series B Preferred Holders, and the Major Shareholders wish to amend and restate the Prior Agreement as set forth herein, to which SAIF and Apax desire to join as parties;

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                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   INFORMATION RIGHTS.

     1.1  Information and Inspection Rights.

     (a)  The Company covenants and agrees that, commencing on the Effective
          Date:

          (i) for so long as the Series A Preferred Holders, as a group, hold 5% or more of the Company's issued and outstanding shares (on an as-converted, fully-diluted basis), the Company will deliver to each of the Series A Preferred Holders (A) audited annual financial statements within 90 days after the end of each fiscal year prepared in English with all figures expressed in United States dollars ("Annual Financial Statements"), (B) unaudited monthly financial statements within 30 days of the end of each month ("Monthly Financial Statements"), (C) an annual budget for the following fiscal year within 30 days prior to the end of the preceding fiscal year (the "Annual Budget"), and (D) copies of all documents or other information sent to any shareholder of the Company in such person's capacity as a shareholder;

          (ii) for so long as the Series B Preferred Holders, as a group, hold 5% or more of the Company's issued and outstanding shares (on an as-converted, fully-diluted basis), the Company will (A) deliver to each of the Series B Preferred Holders, Annual Financial Statements, and (B) deliver to General Atlantic Partners 64, L.P. ("General Atlantic") and i-Hatch Ventures, LLC ("i-Hatch") (1) Monthly Financial Statements, (2) the Annual Budget, and (3) copies of all documents or other information sent to any shareholder of the Company in such person's capacity as a shareholder;

          (iii) for so long as SK Telecom Co., Ltd ("SKT") holds 5% or more of the Company's issued and outstanding shares (on an as-converted, fully-diluted basis), the Company will deliver to SKT (A) the Annual Financial Statements, (B) the Monthly Financial Statements, (C) the Annual Budget, and (D) copies of all documents or other information sent to any shareholder of the Company in such person' capacity as a shareholder;

          (iv) for so long as SAIF holds 5% or more of the Company's issued and outstanding shares (on an as-converted, fully-diluted basis), the Company will deliver to SAIF (A) the Annual Financial Statements, (B) the Monthly Financial Statements, (C) the Annual Budget, and (D) copies of all documents or other information sent to any shareholder of the Company in such person' capacity as a shareholder; and

          (v) for so long as Apax holds 5% or more of the Company's issued and outstanding shares (on an as-converted, fully-diluted basis), the Company will deliver to Apax (A) the Annual Financial Statements, (B) the Monthly Financial Statements, (C) the Annual Budget,

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and (D) copies of all documents or other information sent to any shareholder of the Company in such person' capacity as a shareholder.

     (b) (i) All financial statements to be provided to such Series A Preferred Holders, any of the Series B Preferred Holders, SAIF, Apax, or SKT, as the case may be, pursuant to Section 1.1(a) shall be prepared in conformance with Generally Accepted Accounting Principles of Korea applied on a consistent basis (with comments, in the case of audited annual financial statements, on major differences between the application of Generally Accepted Accounting Principles of Korea and the application of generally accepted accounting principles applicable in the United States). The Company's external auditor shall be selected by the Representative Director, subject to approval of the Board of Directors.

          (ii) For purposes of Section 1.1(a), the Company shall be deemed to have satisfied its obligation to provide the financial statements to the Series A Preferred Holders or the Series B Preferred Holders with the dispatch of such financial statements to the respective designee of each of the Series A Preferred Holders and the Series B Preferred Holders designated in accordance with the notice provision of Section 9.1(a) (the "Delivery Recipient"). Immediately upon receipt by the Delivery Recipients of the Annual Financial Statements provided pursuant to Section 1.1(a)(ii), the i-Hatch Delivery Recipient shall deliver such financial statements to each respective holder of at least 74,285 shares of the Series B Preferred Stock. Materials provided to the Series A Preferred Holders, i-Hatch or General Atlantic pursuant to Section 1.1(a)(ii)(B) shall not be forwarded to the remaining Series B Preferred Holders without the express written consent of the Company.

     (c) So long as the Series A Preferred Holders, the Series B Preferred Holders, SKT, SAIF, or Apax, as the case may be, respectively hold 5% or more of the issued and outstanding shares of the Company (on an as-converted basis), the Company further covenants and agrees that, commencing on the date of this Agreement, such constituency shall have inspection rights of the facilities, records, books and accounts of the Company, including discussing the business, operations and conditions of the Company with its directors and officers, and to review such information as is reasonably requested; provided, however, that with respect to the Series B Preferred Holders, such rights may only be exercised by General Atlantic or i-Hatch. For the avoidance of doubt, no shareholder shall have inspection rights pursuant to this Section 1.1(c) unless such shareholder (or group of shareholders, in the case of the Series A Preferred Holders, the Series B Preferred Holders and Apax) holds at least 5% of the issued and outstanding shares of the Company.

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     2.   REGISTRATION RIGHTS.

     2.1 Applicability of Rights. Each of the Series A Preferred Holders, the Series B Preferred Holders, and Mr. Chey, as the case may be, shall be entitled to the following rights with respect to any potential public offering of shares of the Company's common stock or depositary receipts representing the common stock.

     2.2  Definitions. For purposes of this Agreement:

          (a) Qualified IPO. The term "Qualified IPO" shall mean (i) a bona fide, underwritten public offering of shares of common stock listed on the KOSDAQ or KSE made pursuant to a registration statement filed with the Financial Supervisory Commission in accordance with the Securities and Exchange Act of Korea resulting in proceeds to the Company of at least US$10,000,000 in the aggregate (or the equivalent in Korean Won ("KRW"), using the exchange rate as of the date that such proceeds are actually received by the Company); or (ii) the listing of the Company's common stock, or depository receipts representing such common stock, on the New York Stock Exchange, the Nasdaq stock market or any other "national securities exchange" registered pursuant to Section 6 of the Securities Exchange Act of 1934, as amended (the "1934 Act"). The determination of whether to conduct the Qualified IPO in Korea or the United States shall be made by the Representative Director subject to approval by the Board of Directors; provided, however, that the Company agrees to use commercially reasonable efforts to list its common stock, or depository receipts representing such common stock, on the Nasdaq stock market.

          (b) Registration. The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the United States Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement.

          (c) Registrable Securities. The term "Registrable Securities" means:
(i) any shares of common stock of the Company to be issued pursuant to conversion of any Preferred Stock issued (A) under the Acquisition Agreement or the Series A Preferred Stock Purchase Agreement, dated as of May 8, 2002, by and among the Company, NVP and NVP Affiliates (the "Series A Preferred Stock Purchase Agreement"), and (B) pursuant to the Right of Participation (defined in
Section 3 hereof); (ii) any shares of common stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any shares of Preferred Stock described in clause (i) of this Section 2.2(c); (iii) any shares of common stock of the Company held by Mr. Chey as of the date hereof; and (iv) any other shares of common stock of the Company owned or hereafter acquired by the Holder of Registrable Securities described in (i) and (ii) above. Notwithstanding the foregoing, "Registrable Securities" shall exclude any Registrable Securities sold by a person in a transaction in which the rights granted under this Section 2 are not assigned in accordance with this Agreement or the Registrable Securities are transferred in contravention of this Agreement.

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          (d) Registrable Securities Then Outstanding. The number of shares of
"Registrable Securities then outstanding" shall mean that number of shares of common stock of the Company that are Registrable Securities then issued and outstanding (including shares that may be issued upon the conversion of any Preferred Stock, based on the then current conversion ratio).

          (e) Holder. The term "Holder" means any person or entity owning Registrable Securities that have not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act or any permitted assignee of such Registrable Securities to whom the rights granted under this Section 2 have been duly assigned in accordance with this Agreement.

          (f) "Shelf Registration Statement" shall mean a registration statement of the Company on Form F-3 (or S-3) pursuant to Rule 415 under the Securities Act, or any successor form registration statement, which covers all of the Registrable Securities requested to be included therein pursuant to the provisions of this Section 2 and all amendments and supplements to such shelf registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

          (g) SEC. The term "SEC" or "Commission" means the United States Securities and Exchange Commission.

     2.3  Demand Registration.

          (a) Request by Holders. At any time after the earlier of (i) July 1, 2005 or (ii) six months after the consummation of a Qualified IPO, upon receipt of a written request from the Holders of at least thirty-five percent (35%) of the Registrable Securities then outstanding (excluding Registrable Securities held by Mr. Chey until such time as there are no Registrable Securities other than those held by Mr. Chey), that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 2.3, then the Company shall, within ten (10) business days of the receipt of such written request, give written notice of such request ("Request Notice") to all Holders, and use its reasonable best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after the date the Request Notice is dispatched, subject only to the limitations of this Section 2.3; provided, however, that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2.3:

          (i) if the aggregate amount of the Registrable Securities requested by all Holders to be registered pursuant to such request has a value of less than
(A) US$5,000,000, in the case of the first demand registration pursuant to this
Section 2.3, or (B) US$8,000,000, in the case of the second demand registration pursuant to this Section 2.3;

          (ii) if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 2.3 or Section 2.5, or a registration in which the Holders had an opportunity to participate pursuant to the

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provisions of Section 2.4, other than a registration from which the Registrable
Securities of certain Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 2.4(a);

          (iii) if, upon receipt of a registration request pursuant to this
Section 2.3(a), the Company is advised in writing (with a copy to each Initiating Holder (as hereinafter defined)) by a recognized national independent investment banking firm selected by the Company that, in such firm's opinion, a registration at the time and on the terms requested would have a material adverse effect on any subsequent public offering of securities of the Company by the Company (other than in connection with employee benefit and similar plans) (a "Company Offering"), the Company shall not be required to effect a registration pursuant to this Section 2.3(a) until the earlier of (i) 30 days after the completion of such Company Offering, or (ii) promptly after any abandonment of such Company Offering; provided, however, that the periods during which the Company shall not be required to effect a registration pursuant to this Section 2.3(a) together with any periods of suspension under Section 2.3(d) hereof may not exceed 90 days in the aggregate during any period of 12 consecutive months; or

          (iv) in any particular jurisdiction, other than Korea or New York, in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

          (b) Underwriting. If the Holders initiating the registration request under this Section 2.3 ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwritten offering, then they shall so advise the Company as a part of their request made pursuant to this Section 2.3 and the Company shall include such information in the written notice referred to in Section 2.3(a). In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting pursuant to the terms of the underwritten offering set forth therein and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2.3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration.

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          (c) Maximum Number of Demand Registrations. The Company shall be obligated to effect no more than two (2) demand registrations pursuant to this
Section 2.3.

          (d) Deferral. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 2.3, a certificate signed by a Representative Director of the Company stating that in the good faith judgment of the board of directors of the Company (the "Board"), it would be materially detrimental to the Company and its shareholders for such registration statement to be filed, then the Company shall have the right to defer such registration of the Registrable Securities required to be registered by the Initiating Holders for a period of not more than ninety
(90) days after receipt of the request of the initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

          (e) Expenses. All expenses incurred in connection with any registration pursuant to this Section 2.3, including without limitation all United States federal, "blue sky" and all foreign registration, filing and qualification fees, printer's and accounting fees, and fees and disbursements of counsel for the Company (but excluding underwriters' or brokers' discounts and commissions relating to shares sold by the Holders and legal fees of counsel for the Holders), shall be borne by the Company. Each Holder participating in a registration pursuant to this Section 2.3 shall bear such Holder's proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all discounts, commissions or other amounts payable to underwriter(s) or brokers, and the Holders' legal fees, in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (which expenses shall instead be paid pro-rata by those Holders electing to withdraw such registration statement), unless the Holders of a majority of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to this Section 2.3 (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (1) such demand registration); provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to this Section 2.3.

     2.4 Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 2.3 or Section 2.5 of this Agreement or to any employee benefit plan or corporate reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within

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twenty (20) days after the date of receipt of the above-described notice by the
Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. If, at any time after giving written notice of the Company's intention to effect a registration triggering the rights of the Holders of Registrable Securities under this Section 2.4 and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such equity securities, the Company may, with the consent of Holders of a majority of the Registrable Securities proposed to be included in the registration, give written notice of such determination to the Holders and thereupon the Company shall be relieved of its obligation to register such Registrable Securities in connection with the registration of such equity securities (but not from its obligation to pay expenses to the extent incurred in connection therewith as provided herein).

          (a) Underwriting. If a registration statement under which the Company gives notice under this Section 2.4 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section 2.4 shall be conditioned upon such Holder's participation in such underwriting pursuant to the terms of the underwritten offering set forth therein and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including up to seventy percent (70%) of the Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first to the Company, and second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below thirty percent (30%) of the aggregate number of Registrable Securities for which inclusion has been requested; and (ii) all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company (or any subsidiary of the Company, which shall be defined to mean those entities in which the Company directly or indirectly owns or controls in excess of 50% of the equity securities or voting power) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the

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registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

          For any Holder that is a partnership, the Holder and the partners and retired partners of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, and for any Holder that is a corporation, the Holder and all corporations that are affiliates of such Holder, shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

          (b) Expenses. All expenses incurred in connection with a registration pursuant to this Section 2.4 (excluding underwriters' and brokers' discounts and commissions relating to shares sold by the Holders and legal fees of counsel for the Holders), including, without limitation all United States federal, "blue sky" and all foreign registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company and counsel for the Holders, shall be borne by the Company.

          (c)  Not Demand Registration. Registration pursuant to this Section
2.4 shall not be deemed to be a demand registration as described in Section 2.3 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.4.

     2.5 Shelf Registration. In case the Company shall receive from any Holder or Holders of at least thirty-five percent (35%) of all Registrable Securities then outstanding (excluding Registrable Securities held by Mr. Chey until such time as there are no Registrable Securities other than those held by Mr. Chey) a written request or requests that the Company effect a registration on a Shelf Registration Statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

          (a) Notice. Give, within 10 business days of the receipt by the Company of the request to effect a Shelf Registration Statement, written notice of the proposed shelf registration and the Holder's or Holders' request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

          (b) Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of the notice provided by the Company pursuant to this Section 2.5; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.5:

               (i) if Form F-3 (or S-3), or any successor form approved by the SEC, is not available to the Company for such offering;

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               (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $5,000,000;

               (iii) if the Company shall furnish to the Holders a certificate signed by a Representative Director of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Shelf Registration Statement no more than once during any twelve (12) month period for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.5;

               (iv) if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act, other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 2.4(a); or

               (v) in any particular jurisdiction, other than Korea or New York, in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

          (c) Expenses. The Company shall pay all expenses incurred in connection with each registration requested pursuant to this Section 2.5, (excluding underwriters' or brokers' discounts and commissions relating to shares sold by the Holders and legal fees of counsel for the Holders), including without limitation United States federal, "blue sky" and all foreign registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company and counsel for the Holders.

          (d) Deferral. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting the filing of a Shelf Registration Statement pursuant to this Section 2.5, a certificate signed by a Representative Director of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed, then the Company shall have the right to defer such filing for a period of not more than sixty (60) days after receipt of the request of the initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

          (e) Not Demand Registration. Registrations pursuant to this Section
2.5 shall not be deemed to be demand registrations as described in Section 2.3.

          (f) Maximum Number of Shelf Registrations. The Company shall be obligated to effect not more than two (2) registrations pursuant to this Section
2.5 per calendar year.

     2.6  Termination or Satisfaction of the Company's Obligations.

          (a) The Company shall have no obligations pursuant to Sections 2.3,
2.4 and 2.5 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 2.3, 2.4 or 2.5 upon the earlier of
(i) three (3) years after consummation of a Qualified IPO, or (ii) if, in the reasonable opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may then be sold under Rule 144 in one transaction without exceeding the volume limitations thereunder.

          (b) Any other provision of this Section 2 notwithstanding, the Company may satisfy its obligations under this Section 2 by conducting a Qualified IPO in Korea or, upon receiving notice of a demand for registration pursuant to
Section 2.3 or 2.5, promptly effecting a comparable registration under the Securities and Exchange Act of Korea, in each case so long as such Qualified IPO or registration provides the Holders of Registrable Securities the ability to sell all Registrable Securities in Korea without regard to volume limitations or similar restrictions.

     2.7 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) as soon as is reasonably practicable, prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective as soon as is reasonably practicable, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to 90 days or, if earlier, until the disposition contemplated in the Registration Statement has been completed;

          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

          (c) furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

          (d) use all commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders of the Registrable Securities to be registered, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

          (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

          (f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

          (g) cause all such Registrable Securities registered pursuant to this
Section 2 to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed; and

          (h) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

Notwithstanding the provisions of this Section 2, the Company shall be entitled to postpone or suspend, for a reasonable period of time, the filing, effectiveness or use of, or trading under, any registration statement if the Company shall determine that any such filing or the sale of any securities pursuant to such registration statement would:

          (i) in the good faith judgment of the Board of the Company, materially impede, delay or interfere with any material pending or proposed financing, acquisition, corporate reorganization or other similar transaction involving the Company for which the Board of the Company has authorized negotiations;

          (ii) in the good faith judgment of the Board of the Company, materially adversely impair the consummation of any pending or proposed material offering or sale of any class of securities by the Company; or

          (iii) in the good faith judgment of the Board of the Company, require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the interests of the Company and its stockholders; provided, however, that during any such period all executive officers and directors of the Company are also prohibited from selling securities of the Company (or any security of any of the Company's subsidiaries or affiliates).

          In the event of the suspension of effectiveness of any registration statement pursuant to this Section 2, the applicable time period during which such registration statement is to remain effective shall be extended by that number of days equal to the number of days during which the effectiveness of such registration statement was suspended.

     2.8 Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder's Registrable Securities.

     2.9 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Securities Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities laws, and the Company will reimburse each such Holder, underwriter, controlling person or other aforementioned person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling person or other aforementioned person provided further, however, that the foregoing indemnity obligation arising out of any prospectus shall not inure to the benefit of any Holder or underwriter or other person who would otherwise be entitled to such indemnity if, in advance of any prospectus delivery requirement, a copy of the most current prospectus (with written instructions regarding such prospectus delivery requirement) was made available to but was not sent or given by or on behalf of such Holder or underwriter or other aforementioned person to the person asserting losses, claims, damages or liabilities giving rise to the request for indemnity, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

          (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this subsection 2.9(b) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this subsection 2.9(b) exceed the net proceeds from the offering received by such Holder.

          (c) Promptly after receipt by an indemnified party under this Section
2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 2.9 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

          (d) If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          (e) The obligations of the Company and Holders under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2, and otherwise.

     2.10 Reports Under the 1934 Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on a Shelf Registration Statement, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of a Qualified IPO;

          (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act; and

          (c) furnish to any Holder forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to a Shelf Registration Statement (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

     2.11 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities, provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act, (d) no such assignment shall be permitted if the effect would be to extend the time period of any Company obligations pursuant to this Section 2; and (e) Mr. Chey may not assign such rights.

     2.12 Sole Registration Rights. The Company represents, warrants, and covenants that (a) except as contained in this Agreement, there are no registration rights with respect to any securities of the Company outstanding for the benefit of any person or entity; (b) except pursuant to the approval procedures set forth in Section 6.4(b), the Company will not grant any registration rights with respect to any issued and outstanding shares as of the date of this Agreement, and (c) to the extent that the Company grants registration rights to any holders of securities of the Company issued after the date hereof, the registration rights of the Series A Preferred Holders and Series B Preferred Holders granted herein shall be automatically amended to have terms at least as favorable.

3.   RIGHT OF PARTICIPATION.

     3.1 General. Each holder of the Series A Preferred Stock, each holder of the Series B Preferred Stock, and each of the Major Shareholders (each, a "Participation Rights Holder") shall have the right of participation to purchase its Pro Rata Share (as defined in Section 3.2), of all (or any part) of any New Securities (as defined in Section 3.3) that the Company may from time to time issue after the Effective Date (the "Right of Participation").

     3.2 Pro Rata Share. A Participation Rights Holder's "Pro Rata Share" for purposes of the Right of Participation is the following ratio:

     [(the number of equity shares of the Company held by such Participation Rights Holder, assuming full conversion of the Preferred Stock held by such Participation Rights Holder, if such Participation Rights Holder is a holder of the Preferred Stock, but excluding shares of common stock purchased by such Participation Rights Holder pursuant to the Divestiture Agreement)] divided by (all equity shares of the Company issued and outstanding, assuming full conversion of all Preferred Stock issued and outstanding at the time of issuance of the New Securities by the Company, but excluding shares issuable upon the exercise of outstanding options)

     3.3 New Securities. "New Securities" shall mean any preferred stock or any other equity and equity-related securities of the Company, whether now authorized or not, and rights, options or warrants to purchase such preferred stock or securities of any type whatsoever that are, or may become, convertible or exchangeable into such preferred stock or other securities of the Company, provided, however, that the term "New Securities" shall not include:

          (a) up to 1,276,591 shares of the Company's common stock (inclusive of options or warrants therefore), taking into account stock splits, stock dividends or other similar event, issued to employees, officers, directors, contractors, advisors or consultants of the Company pursuant to incentive agreements or incentive plans approved by the Board or the shareholders, as the case may be;

          (b) any shares of the Series A Preferred Stock issued under the Series A Preferred Stock Purchase Agreement, as such agreement may be amended from time to time;

          (c) any shares of Series B Preferred Stock issued under the Acquisition Agreement, as such agreement may be amended from time to time;

          (d) any securities issued in connection with any stock split, stock dividend or other similar event in which the Participation Rights Holders are entitled to participate according to their Pro Rata Share;

          (e) any securities issued upon the exercise, conversion or exchange of any outstanding convertible securities, options (including the 1,276,591 shares of common stock described in subsection (a) of this Section 3.3 in connection with bona fide employment-related share purchase or option plans) or warrants;

          (f) any securities issued pursuant to (i) the acquisition of another corporation or entity by the Company or any of its subsidiaries by consolidation, merger, purchase of assets or businesses; provided, however, that should such transaction involve an affiliate (as defined in Section 4.6) of SKT, such transaction must be approved by a majority of the members of the Board of Directors, or (ii) any other reorganization approved pursuant to the procedures set forth in Section 6.4(b); or

          (g) any securities issued pursuant to a Qualified IPO.

     3.4 Procedures. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Participation Rights Holder written notice of its intention to issue New Securities (the "Participation Notice"), describing the amount and the type of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities.

     The Participation Rights Holders shall have 20 calendar days, from the date (the "Dispatch Date") that is the latest date of receipt of the Participation Notice by any of the Series A Preferred Holders, i-Hatch, or General Atlantic, to agree in writing to purchase the Participation Rights Holders' Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the Participation Notice by giving written notice to the Company and stating therein (i) the quantity of New Securities to be purchased (not to exceed the Participation Rights Holder's Pro Rata Share), and (ii) such additional quantity of New Securities the Participation Rights Holder desires to purchase should any other Participation Rights Holder fail to elect to purchase its entire Pro Rata Share. If a Participation Rights Holder fails to so agree in writing within such 20 calendar days to purchase such Participation Rights Holder's full Pro Rata Share of an offering of New Securities, then the Participation Rights Holder shall forfeit the right hereunder to purchase that part of its Pro Rata Share of such New Securities that it did not so agree to purchase and such forfeiting Participation Rights Holder's Pro Rata Share (or portion thereof) may instead be subscribed for by the other Participation Rights Holders that elected to subscribe for amounts in excess of their Pro Rata Share (such forfeited amount to be divided among them in accordance with their relative Pro Rata Shares up to the amount for which they indicated a willingness to oversubscribe). Each Participation Rights Holder shall purchase the portion it has elected concurrently with the closing of the transaction triggering the Right of Participation.

     3.5 Failure to Exercise. Upon the expiration of such 20 calendar day period, the Company shall be permitted to issue the New Securities described in the Participation Notice (with respect to which a Participation Rights Holder's rights hereunder were not exercised) subject to the decision of the Board but in any case at the same or higher price and upon non-price terms not materially more favorable to the purchasers thereof than specified in the Participation Notice.

4.   RIGHT OF FIRST OFFER AND CO-SALE.

     4.1 Rights of First Offer. (a) Except with respect to transactions covered by Section 4.7, prior to a Qualified IPO, if any of the holders of the Series A Preferred Stock or the Series B Preferred Stock, or any of the Major Shareholders, as the case may be (each, a "First Offer Holder"), proposes to sell, assign, pledge, hypothecate, transfer or otherwise dispose of any shares (the "Offered Stock") of the Company then held by it (each, a "Selling Party"), then the Selling Party shall promptly give written notice (the "Offer Notice") to the Company. Upon delivery of the Offer Notice, the Company shall dispatch and forward such Offer Notice, within 3 business days of receipt thereof, on behalf of the Selling Party, to each holder of the Preferred Stock and to each Major Shareholder (the "Non-Selling Parties"), except for such Selling Party. For purposes of this Section 4, the date that is the latest date of receipt of the Offer Notice by any of the Series A Preferred Holders, i-Hatch, or General Atlantic shall be referred to as the "Offer Notice Dispatch Date." The Offer Notice shall (i) specify the number of shares of Offered Stock, the amount and type of consideration proposed to be received for such shares, and the other material terms on which the Selling Party proposes to sell, assign, pledge, hypothecate, transfer or otherwise dispose of the Offered Stock and (ii) contain the following offer:

          The Selling Party shall offer to sell (the "First Option") to the Company, and to the extent permitted by Korean law the Company shall have the right to purchase (the parties expressly acknowledging that such purchase by the Company is not currently permitted under Korean law but may be in the future), the Offered Stock at the same price per share and for consideration consisting of (x) cash equal to the amount of cash proposed to be paid by a proposed transferee and (y) if any of the consideration to be paid by a proposed transferee is non-cash consideration, either the same non-cash consideration or, at the election of the Company, cash having an equivalent value to the non-cash consideration proposed to be paid by a proposed transferee. The determination of equivalent value required by the preceding sentence, as well as the decision whether or not the Company will exercise the First Option, in any particular instance shall be made by a committee of the Board of the Company consisting of all directors other than any Board member designated by the Selling Party (provided, however, that upon a transfer by SKT, none of Jin Woo So, Sang Jun Park, Dong Jin Lee or Hoseok Kim shall be considered directors designated by
SKT) utilizing any method and/or advisory assistance it deems appropriate, and the Company shall give the Selling Party and the First Offer Holders written notice of such determination within fifteen (15) days of the Offer Notice Dispatch Date (the "First Option Acceptance Period"). Notwithstanding the foregoing, in the event the Selling Party disputes the determination of equivalent value made pursuant to the immediately preceding sentence, the Company shall engage a nationally recognized investment banking firm (or other firm as is mutually acceptable to the Company and the Selling Party) to recompute the equivalent value of the non-cash consideration offered by the Company pursuant to the First Option, it being understood that the fees and expenses of such investment banking firm shall be paid one-half by the Company and one-half by the Selling Party, and the investment banking firm's method of calculation of equivalent value shall be used in determining the amount of non-cash consideration permitted to be paid by the Company pursuant to the First Option or by the First Offer Holders pursuant to the Second Option (in each case, as defined below). If the Company (A) fails to notify the Selling Party in writing during the First Option Acceptance Period that it elects to accept the First Option or (B) by written notice during the First Option Acceptance Period rejects the First Option in whole or in part, the Selling Party shall offer to sell (the "Second Option") the Offered Stock not to be so purchased to the First Offer Holders based on their Proportionate Percentage (as defined below) at the same price per share and for consideration consisting of
(x) cash in an amount equal to the amount of cash proposed to be paid by the proposed transferee and (y) cash or non-cash consideration, if any, having an equivalent value (determined as provided above) with the non-cash consideration proposed to be paid by the proposed transferee. For purposes of this Agreement, "Proportionate Percentage" shall mean, as to each holder,

          (the number of equity shares of the Company held by each Non-Selling Party, assuming full conversion of the Preferred Stock held by the Non-Selling Party, if the Non-Selling Party is the holder of the Preferred Stock) divided by (the number of equity shares of the Company held by all Non-Selling Parties, assuming full conversion of the Preferred Stock held by all Non-Selling Parties), in each case excluding shares of common stock purchased by such Non-Selling Party or Parties pursuant to the Divestiture Agreement.

          During the period from fifteen (15) days through thirty days (30) days from the Offer Notice Dispatch Date (the "Second Option Acceptance Period"), each First Offer Holder may offer to accept all or a portion of the Offered Stock offered under the Second Option by giving written notice to the Selling Party. In the event that the First Offer Holders offer to accept for purchase an aggregate number of Offered Stock that exceeds the total number shares of Offered Stock provided under the Second Option, then each First Offer Holder shall initially be entitled to purchase the lesser of (i) that number of shares of Offered Stock such First Offer Holder desires to purchase under the Second Option, and (ii) such First Offer Holder's Proportionate Percentage. If the First Option and/or the Second Option, as the case may be, is accepted in a manner such that all or a portion of the Offered Stock covered by the Offer Notice are to be purchased, the Selling Party shall transfer such purchased shares (free of all liens and encumbrances except this Agreement, all as reasonably determined by the Company) to the respective purchasers thereof within twenty (20) days after the date such offer is accepted by the Company and/or First Offer Holders, whichever is later, against delivery by the purchaser of the consideration payable to the Selling Party as set forth in the Offer Notice; provided that, if the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR") or any other banking or regulatory approvals are applicable to the First Option or the Second Option, such date shall be extended to the date which is five business (5) days after the date on which the HSR waiting period expires or is terminated and/or the applicable banking or other regulatory approvals are obtained.

          (b) After giving effect to the transactions set forth in Section 4.1(a) above, to the extent any Offered Stock contained in the Offer Notice has not been accepted, the Selling Party may transfer, subject to the provisions of this Agreement, all such unaccepted shares to the proposed transferee on terms no more favorable than the terms of such transfer set forth in the Offer Notice at any time within 90 days after the expiration of the Second Option Acceptance Period (the "Transfer Period"). To the extent the Selling Party transfers all or any portion of the Offered Stock so offered for sale during the Transfer Period, the Selling Party shall promptly notify the Company, and the Company shall promptly notify the First Offer Holders, as to (i) the number of shares, if any, that the Selling Party then owns, (ii) the number of shares that the Selling Party has sold, (iii) the terms of such transfer and (iv) the name of the owner(s) of any shares of Offered

Stock sold. In the event that all of the Offered Stock is not sold by the Selling Party during the Transfer Period, the right of the Selling Party to transfer such unsold shares shall expire and the obligations of this Section 4.1 shall be reinstated; provided, however, that, in the event that the Selling Party determines, at any time during the Transfer Period, that the sale of all of the Offered Stock on the terms set forth in the Offer Notice is impractical, the Selling Party may terminate the attempt to transfer the Offered Stock as set forth in this Section 4.1(b) and reinstate the procedure provided in this
Section 4.1 without waiting for the expiration of the Transfer Period. Consistent with Section 4.4, any transferee shall be required to agree to be bound by the terms of this Agreement in order for such transfer to be effective.

     4.2  Co-Sale Rights. Except with respect to transactions covered by Section
4.7 (for which the provisions of this Section 4.2 will not apply), prior to a Qualified IPO, to the extent a holder of the Series A Preferred Shares or Series B Preferred Shares, as the case may be (a "Co-Sale Rights Holder"), does not exercise its right of first offer as to the Offered Stock pursuant to Section 4.1, then such Co-Sale Rights Holder shall have the right, exercisable upon written notice (the "Co-Sale Notice") to the Company and the Major Shareholders during the Second Option Acceptance Period, to participate in a sale or transfer of shares by the Major Shareholders to third parties, in the following manner:

          (a) in each case where such sale to third parties would not result in the Major Shareholders' holding in the aggregate less than fifty percent (50%) of the sum of (i) the number of shares of the Company held by Major Shareholders as of the date hereof (excluding any shares transferred by Mr. Chey pursuant to the Divestiture Agreement) and (ii) the number of shares of the Company acquired by Major Shareholders after the date hereof and until immediately prior to the date of the Notice, then each Co-Sale Rights Holder shall have the right to sell pro rata shares based on following formula:

          the aggregate number of shares of Offered Stock set forth in the Notice multiplied by the number of shares owned by the Co-Sale Rights Holder (assuming full conversion of the Preferred Stock held by the Co-Sale Rights Holder, but excluding shares of common stock purchased by such Co-Sale Rights Holder pursuant to the Divestiture Agreement) divided by the sum of number of shares owned (assuming full conversion of the Preferred Stock, but excluding shares of common stock purchased by such Co-Sale Rights Holder pursuant to the Divestiture Agreement) by the Series A Preferred Holders, the Series B Preferred Holders and the Major Shareholders.

          (b) in the case where such sale to third parties would result in the Major Shareholders' holding in the aggregate less than fifty percent (50%) of the sum of (i) the number of shares of the Company held by Major Shareholders as of the date hereof (excluding any shares transferred by Mr. Chey pursuant to the Divestiture Agreement) and (ii) the number of shares of the Company acquired by Major Shareholders after the date hereof and until immediately prior to the date of the Notice, then each Co-Sale Rights Holder shall have the right to sell all of its shares (excluding any shares purchased from Mr. Chey pursuant to the Divestiture Agreement) to such third parties. Any shares purchased from Mr. Chey pursuant to the Divestiture Agreement shall not have the co-sale rights contained in this Section 4.2.

     4.3  Fractional Shares. Fractional shares shall be disregarded under this
Section 4.

     4.4 Non-Exercise of Rights. To the extent the Non-Selling Parties do not elect to exercise its rights under Section 4.1 or 4.2, the Selling Party may, not later than 90 days of the Offer Notice Dispatch Date, conclude a transfer of the Offered Stock with such third party on terms and conditions not more favorable to the transferor than those described in the Offer Notice and in such case, such third party shall be required to agree to be bound by the terms of this Agreement in order for such transfer to be effective. Any proposed transfer on terms and conditions more favorable than those described in the Offer Notice, as well as any subsequent proposed transfer of any shares of stock by the Selling Party, shall again be subject to the rights of first offer and co-sale rights of Sections 4.1 and 4.2.

     4.5  Prohibited Transfers; Lock-Up Agreement.

          (a) In the event that any of the Major Shareholders should sell any shares in contravention of Section 4.1 or 4.2 (a "Major Shareholder Prohibited Transfer"), the holders of the Preferred Stock, in addition to such other remedies as may be available at law, in equity or hereunder, shall each have the put option provided below, and such Major Shareholder (the "Transferring Major Shareholder") shall be bound by the applicable provisions of such option.

          (b) In the event of a Major Shareholder Prohibited Transfer, the holders of the Preferred Stock shall have the right to sell to the Transferring Major Shareholder the type and number of shares that each holder of Preferred Stock would have been entitled to transfer to the purchaser under Section 4.2 hereof had the Major Shareholder Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

               (i) The price per share at which the shares are to be sold to the Transferring Major Shareholder shall be equal to the price per share paid by the purchaser to the Transferring Major Shareholder in the Major Shareholder Prohibited Transfer. The Transferring Major Shareholder shall also reimburse the holders of the Preferred Stocks for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the rights of each holder of the Preferred Stock under Section 4.5.

               (ii) Within ninety (90) days after the earlier of the dates on which a holder of the Preferred Stock (1) received notice of the Major Shareholder Prohibited Transfer or (2) otherwise become aware of the Major Shareholder Prohibited Transfer, such holder of the Preferred Stock shall, if exercising the option created hereby, deliver to the Transferring Major Shareholder the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

               (iii) The Transferring Major Shareholder shall, concurrently with the receipt of the certificate or certificates for the shares to be sold by a holder of the Preferred Stock, pursuant to this subparagraph 4.5(b), pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in subparagraph 4.5(b)(i), in cash or by other means acceptable to such holder of the Preferred Stocks.

          (c) In the event any of the holders of the Series A Preferred Stock or the Series B Preferred Stock, as the case may be, should sell any shares in contravention of Section 4.1 (a "Preferred Stock Holder Prohibited Transfer"), the Major Shareholders, in addition to such other remedies as may be available at law, in equity or hereunder, shall be entitled to receive from such transferring holder of the Series A Preferred Stock or Series B Preferred Stock, as the case may be, liquidated damages equal to the total sale amount received by such holder in connection with such Preferred Stock Holder Prohibited Transfer.

          (d) Notwithstanding any provision of this Agreement, each of the Series A Preferred Holders, the Series B Preferred Holders, the Major Shareholders, SAIF, and Apax agree that, except as set forth in Sections 4.6(b), 4.6(c), 4.6(d) and 4.6(e) and so long as such shareholder holds in excess of one percent (1%) of the Company's issued and outstanding shares, as of the date hereof and continuing until the earlier of (i) the later of (A) June 30, 2006, and (B) September 30, 2006, in the event that the Company reasonably expects to complete an initial public offering and listing on the Korean Stock Exchange by such date, and (ii) the earlier of (A) the initial public offering of the Company stock either in Korea or the United States and (B) a Sale of the Company (as such term is defined in Section 5.5 exclusive of any transfers contemplated by the Divestiture Agreement), such shareholder will not buy any shares of the Company and will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of stock of the Company, or any options or warrants to purchase any shares of stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of stock of the Company, whether now owned or hereinafter acquired, owned directly by such shareholder (including holding as a custodian) or with respect to which such shareholder has beneficial ownership within the rules and regulations of the SEC. Any such purported transfer shall be null and void and shall not be reflected on the share registry of the Company.

     4.6 Permitted Transfers. The restrictions set forth in this Sections 4.1, 4.2, 4.5(a), 4.5(b), 4.5(c) and 4.7 shall not apply with respect to (a) any transfer of shares among the Major Shareholders and/or to their respective "affiliates" (as such term is determined by the Korean Fair Trade Commission pursuant to Article 2 of the Monopoly Regulation and Fair Trade Act, as set forth in Exhibit C hereto) (the "Affiliate Transfers"), provided, however, the affiliate transferees agree to execute relevant documents and be bound by the terms and conditions applicable to the Selling Party under this Agreement; (b) any pledge, transfer or disposition of any shares in satisfaction of claims asserted pursuant to the Acquisition Agreement or the pledge and custodial agreements executed in connection therewith, (c) any transfer of shares of Series B Preferred Stock by Mooreland Partners LLC to any Series B Preferred Holder (or affiliate of a Series B Preferred Holder) of record as of October 8, 2004, (d) the sale, prior to March 30, 2005, of up to 5.6 million shares of common stock of the Company by Mr. Chey to SAIF, Apax, or any other person pursuant to the Divestiture Agreement, or (e) any transfer prior to March 20, 2005, of all shares of common stock of the Company by Apax to a corporate or other entity that is wholly-owned by Apax or any subsidiary thereof, provided, however that the transferee agrees to execute relevant documents and be bound by the terms and conditions applicable to Apax under this Agreement.

     4.7  Divestiture Shares.

          (a) Transfer Restrictions on Divestiture Shares. If any party acquiring shares of common stock from Mr. Chey pursuant to the Divestiture Agreement (including, but not limited to, i-Hatch, Nokia, SAIF, or Apax) desires to sell, transfer, assign or otherwise dispose of any shares of common stock of the Company acquired from Mr. Chey (whether now held or hereafter acquired), such selling party shall deliver a notice of intent to transfer (the "SKT Offer Notice") to SKT, which SKT Offer Notice shall (i) in connection with any proposed sale scheduled to close prior to a Qualified IPO, include the term sheet or any agreement relating to the proposed sale, describe in detail the proposed transfer including, without limitation, the number of shares to be transferred, the nature of the transfer, the consideration to be paid, other material terms and conditions, and the name of each prospective transferee, and offer to SKT the right to purchase such shares at a price and upon terms and conditions no less favorable than those offered to such third party, or (ii) in connection with any proposed sale scheduled to close upon or after a Qualified IPO, (A) in the case of a pre-arranged sale to a third-party pursuant to a bona fide offer from such third party, include the term sheet or any agreement relating to the proposed sale, describe in detail the proposed transfer including, without limitation, the number of shares to be transferred, the nature of the transfer, the consideration to be paid, other material terms and conditions, and the name of each prospective transferee, and offer to SKT the right to purchase such shares at a price and upon terms and conditions no less favorable than those offered to such third party, or (B) in the case of a proposed sale without any identified prospective purchaser, include the number of shares to be sold, and offer to SKT the right to purchase such shares at a price not greater than the closing price of the Company's common stock (or the equivalent price, in the event that only depository receipts for the Company's common stock are traded) on the last trading day preceding the date of the SKT Offer Notice. Within 14 days after receipt of the SKT Offer Notice, SKT may exercise a right of first refusal with respect to the shares so described in the SKT Offer Notice (the "Divestiture Offered Shares"), as more particularly set forth in Section 4.7(b) below.

          (b) SKT's Divestiture Shares Right of First Refusal. SKT shall have the right to elect (such election to be communicated to the seller in writing), within 14 days after its receipt of a SKT Offer Notice, to purchase, or designate an Affiliate of SKT to purchase, all (but not less than all) of the Divestiture Offered Shares, upon the terms and provisions of sale contained in the SKT Offer Notice, by written notice to the seller (the "Divestiture Share ROFR"). The closing shall then be held no later than the earlier of: (i) 21 days following the receipt by SKT of the original SKT Offer Notice with respect to the Divestiture Offered Shares; or (ii) 10 days after a cash valuation has been made pursuant to Section 4.7(c) below (if any part of such consideration is other than cash or evidence of indebtedness). Full payment for the Divestiture Offered Shares that SKT or its designee elects to purchase upon exercise of SKT's Divestiture Share ROFR shall be remitted to an account designated by the seller upon transfer of such shares unless the SKT Offer Notice provides for different terms.

          (c) Valuation of Consideration. If the purchase price for the Divestiture Offered Shares as specified in the SKT Offer Notice is payable in property other than cash or cancellation of indebtedness, SKT shall have the right to pay such purchase price in the form of cash equal in amount to the value of such property. If the seller and SKT cannot agree on such cash value within 15 days after the receipt of the SKT Offer Notice, the valuation shall be made by an appraiser of recognized standing selected by the seller and SKT or, if they cannot agree on an appraiser within 20 days after the receipt of such SKT Offer Notice, each shall select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. Upon the ultimate determination of the cash value of such non-cash consideration, SKT shall have 7 days to exercise its Divestiture Share ROFR pursuant to Section 4.7(b).

          (d) Effect of Failure to Exercise Divestiture Share ROFR. If
SKT shall fail to exercise its Divestiture Share ROFR as provided in Section 4.7(b) above, then the seller may sell the Divestiture Offered Shares (i) at the price and on the terms specified in the SKT Offer Notice or at a higher price (and at equivalent or less favorable terms than offered SKT), in the case of sales prior to the closing of a Qualified IPO, (ii) at the price and on the terms specified in the SKT Offer Notice or at a higher price (and at equivalent or less favorable terms than offered SKT) in the case of pre-arranged sales to third parties at or after the closing of a Qualified IPO (properly noticed as set forth in Section 4.7(a)(ii)(A) above), or (iii) in the case of sales at or after the date of the closing of a Qualified IPO that were not pre-arranged with third-parties as of the date of the SKT Offer Notice (properly noticed as set forth in Section 4.7(a)(ii)(B) above) (A) any price in case of sales into the open market, or (B) at a price not less than ten percent (10%) below the prevailing market price at the time of sale in the case of any "block sales," provided, however, that sales or transfers pursuant to (i) and (iii) of this
Section 4.7(d) must be consummated within 30 days after the expiration of SKT's Divestiture Share ROFR, sales or transfers pursuant to (ii) of this Section 4.7(d) must be consummated within 7 days after the expiration of SKT's Divestiture Share ROFR, and any such sales or transfers must otherwise be in accordance with all the terms and conditions hereof. Upon any such sale, any shares sold in accordance with this Section 4.7 shall no longer be subject to the Divestiture Share ROFR.

          (e) Judicial Transfers. To the extent possible, all proposed judicial transfers and sales of the shares held by any party acquiring shares from Mr. Chey pursuant to the Divestiture Agreement by order of any court or referee in bankruptcy ("Order") shall be subject to the terms and provisions of this
Section 4.7. If a sale or transfer is proposed pursuant to an Order, all of the terms of this Section 4.7 shall apply, with the following modification: instead of a notice of intent to transfer being delivered to SKT by the selling party, a copy of the Order shall be delivered to SKT by the seller which shall state the name of the proposed transferee and shall specify the number of the shares to be sold and the consideration per share. For other purposes of this Section 4.7, the receipt of the Order shall be treated as the receipt of the SKT Offer Notice of intended disposition as set forth in Section 4.7(a) above. Each of the Company and such seller agree to use its best efforts to ensure that SKT effectively has a right of first refusal to purchase such shares specified in the Order which is substantially equivalent to the Divestiture Share ROFR set forth in this Section 4.7.

          (f) Termination. SKT's Divestiture Share ROFR pursuant to this Section
4.7 shall survive termination of this Agreement until April 9, 2008.

5.   OTHER RIGHTS OF THE PREFERRED STOCK.

     5.1  Liquidation Preference.

          In the event of any voluntary or involuntary liquidation, or dissolution of the Company, (a) each holder of the Series A Preferred Stock then outstanding shall be entitled to be paid an amount equal to 4,550 KRW multiplied by the number of shares of Series A Preferred Stock owned by such holder of Series A Preferred Stock plus any declared but unpaid dividends on shares of the Series A Preferred Stock (the "Series A Liquidation Preference") and (b) each holder of the Series B Preferred Stock then outstanding shall be entitled to be paid an amount equal to the greater of (i) KRW 13,985.5472 multiplied by the number of shares of Series B Preferred Stock owned by such holder of Series B Preferred Stock plus any declared but unpaid dividends on the Series B Preferred Stock (the "Series B Liquidation Preference") or (ii) what such holder would have received at the time of such liquidation or dissolution assuming conversion of the Series B Preferred Stock at the then applicable conversion ratio, pari passu, out of the assets or surplus funds of the Company available for distribution to its shareholders ("Distributable Assets") before any payment shall be made to the holders of any other class of shares by reason of their ownership thereof; provided, however, that (i) in the event of stock split or bonus issuance with respect to the Series A Preferred Stock or the Series B Preferred Stock, as the case may be (each, a "Downward Adjustment Event"), each time there is a Downward Adjustment Event, the foregoing price of the Preferred Stock shall be downwardly adjusted, taking into account the number of shares of Preferred Stock increased as a result of the Downward Adjustment Event; and (ii) in the event of reverse stock split or consolidation with respect to the Series A Preferred Stock or the Series B Preferred Stock, as the case may be (each, an "Upward Adjustment Event"), each time there is an Upward Adjustment Event, the foregoing price of the Preferred Stock shall be upwardly adjusted, taking into account the number of shares of Preferred Stock decreased as a result of the Upward Adjustment Event. After the payment of all preferential amounts required to be paid to the holders of the Preferred Stock upon the voluntary or involuntary liquidation, or dissolution of the Company, all of the remaining Distributable Assets shall be distributed ratably among the holders of the Company's common stock.

          In the event that the Distributable Assets are insufficient to pay both the Series A Liquidation Preference and the Series B Liquidation Preference, then the Distributable Assets shall be allocated among the holders of the Series A Preferred Stock and the Series B Preferred Stock according to the following formulas:

          For each holder of the Series A Preferred Stock: Distributable Assets multiplied by the Series A Liquidation Preference associated with such Holder's Series A Preferred Stock divided by the sum of the aggregate Series A Liquidation Preference and the aggregate Series B Liquidation Preference.

          For each holder of the Series B Preferred Stock: Distributable Assets multiplied by the Series B Liquidation Preference associated with such Holder's Series B Preferred Stock divided by the sum of the aggregate Series A Liquidation Preference and the aggregate Series B Liquidation Preference.

     5.2  Voluntary Redemption.

          (a) Redemption of the Series A Preferred Stock. To the extent permissible under Korean law and in accordance with the redemption provisions in the Company's Articles of Incorporation (the "Articles"), beginning from May 8, 2005 ("Series A Redemption Date"), the holders of Series A Preferred Stock shall be permitted to redeem the Series A Preferred Stock at a price of 5,180 KRW per share; provided, however, that (i) each time there is a Downward Adjustment Event, the foregoing price of the Series A Preferred Stock shall be downwardly adjusted, taking into account the number of shares of Series A Preferred Stock increased as a result of the Downward Adjustment Event; and (ii) each time there is an Upward Adjustment Event, the foregoing price of the Series A Preferred Stock shall be upwardly adjusted, taking into account the number of shares of Series A Preferred Stock decreased as a result of the Upward Adjustment Event. The redemption right by the holders of the Series A Preferred Stock under this
Section 5.2(a) shall terminate on the 10th anniversary of the Series A Redemption Date.

          (b) Redemption of the Series B Preferred Stock. To the extent permissible under Korean law and in accordance with the redemption provisions in the Company's Articles, beginning from the earlier of (i) October 8, 2007, or
(ii) the date upon which any shares of the Series A Preferred Stock are redeemed, each of the holders of Series B Preferred Stock shall be permitted to cause the Company to redeem its Series B Preferred Stock as set forth below. The redemption right by the holders of the Series B Preferred Stock under this
Section 5.2(b) shall terminate 10 years from the date of issuance of the Series B Preferred Stock ("Redemption Deadline").

               (1) If the Series B Preferred Stock is redeemed on or prior to October 8, 2007, such Series B Preferred Stock shall be redeemed by the Company at a price of 5,180 KRW per share; provided, however, that (i) each time there is a Downward Adjustment Event, the foregoing price of the Series B Preferred Stock shall be downwardly adjusted, taking into account the number of shares of Series B Preferred Stock increased as a result of the Downward Adjustment Event;
(ii) each time there is an Upward Adjustment Event, the foregoing price of the Series B Preferred Stock shall be upwardly adjusted, taking into account the number of shares of Series B Preferred Stock decreased as a result of the Upward Adjustment Event and (iii) if less than one hundred percent (100%) of the Series A Preferred Stock is being redeemed, the Company shall be required to redeem only the same percentage of Series B Preferred Stock, with each Series B Preferred Holder able to redeem a number of shares equal to such percentage of the Series B Preferred Holder's total number of shares of Series B Preferred stock. For the avoidance of doubt, no interest shall accrue under Section 5.2(b)(2) on any amount redeemed on or prior to the third anniversary of the Closing Date.

               (2) If the Series B Preferred Stock is redeemed after October 8, 2007, such Series B Preferred Stock shall be redeemed by the Company at a price of KRW 11,781.4249 per share (the "Series B Redemption Amount"); provided, that
(i) each time there is a Downward Adjustment Event, the Series B Redemption Amount of the Series B Preferred Stock shall be downwardly adjusted, taking into account the number of shares of Series B Preferred Stock increased as a result of the Downward Adjustment Event; and (ii) each time there is an Upward Adjustment Event, the Series B Redemption Amount of the Series B Preferred Stock shall be upwardly adjusted, taking into account the number of shares of Series B Preferred Stock decreased as a result of the Upward Adjustment Event.

                    (A) Timing of Redemption. If the Series B Preferred Stock is redeemed after October 8, 2007, ("Third Anniversary Redemption Date"), each holder of Series B Preferred Stock shall be entitled to redeem one-third (1/3) of the Series B Preferred Stock (together with any accrued interest thereon pursuant to subsection (B) below of this Section 5.2(b)(2)), held by such holder of the Series B Preferred Stock as of the Closing Date, during each twelve-month period following the Third Anniversary Redemption Date up to the Redemption Deadline.

                    (B) Additional Interest on Redemption Amount. Payment-in-kind, or "PIK," interest shall accrue at an annual rate of 4.42% on two-thirds (2/3) (no interest shall accrue on the remaining one-third (1/3) Series B Redemption Amount) of the Series B Redemption Amount (together with any interest accrued thereon, the "2/3 Redemption Amount") beginning on the Third Anniversary Redemption Date and ending on the first anniversary thereof ("Fourth Anniversary Redemption Date"). Interest on one-half (1/2) of the 2/3 Redemption Amount shall accrue at an annual rate of 4.42% beginning on the date following the Fourth Anniversary Redemption Date and ending on the first anniversary thereof. No interest shall accrue on any Series B Redemption Amount after the second anniversary of the Third Anniversary Redemption Date.

          (c) In the event that the Company does not have sufficient dividendable profits available for distribution in accordance with applicable law to pay both the Series A Redemption Amount and the Series B Redemption Amount, then the dividendable profits shall be allocated among the holders of the Series A Preferred Stock and the Series B Preferred Stock according to the following formulas, and no payment or distribution shall be made to the holder of any junior securities until the Series A and Series B Redemption Amounts are satisfied in full:

          For each holder of the Series A Preferred Stock: such dividendable profits multiplied by the Series A Redemption Amount associated with such Holder's Series A Preferred Stock divided by the sum of the aggregate Series A Redemption Amount and the aggregate Series B Redemption Amount.

          For each holder of the Series B Preferred Stock: such dividendable profits multiplied by the Series B Redemption Amount associated with such Holder's Series B Preferred Stock divided by the sum of the aggregate Series A Redemption Amount and the aggregate Series B Redemption Amount.

In addition, to the extent legally permitted and so long as such redemption election occurs on or after the Third Anniversary Redemption Date, PIK interest shall accrue on any amount that the Company fails to redeem under Section 5.2 or
Section 5.5 pursuant to the procedures set forth in Section 5.8 at a rate equal to twice the United States prime rate, as published by the Wall Street Journal on the date of the notice of redemption.

     5.3 Conversion Rights. Each holder of the Series A Preferred Stock and the Series B Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

          (a) Each share of Preferred Stock shall be convertible, at the option of each holder of the Series A Preferred Stock or the Series B Preferred Stock, at any time after the date of the issuance of such shares, into one share of common stock of the Company, as such conversion ratio or price may be adjusted from time to time in accordance with the conversion provisions in the Articles.

          (b) Each share of the Series A Preferred Stock or the Series B Preferred Stock, shall be automatically converted into one (1) share of common stock of the Company, as such conversion may be adjusted from time to time in accordance with the conversion provisions in the Articles, in the event of (i) the completion of a Qualified IPO, or (ii) upon consent of a majority of holders of the Series A Preferred Stock (in the case of the Series A Preferred Stock) and a majority of holders of the Series B Preferred Stock (in the case of the Series B Preferred Stock). For the avoidance of doubt, for purposes of this
Section 5.3(b), (i) the consent of a majority of holders of the Series A Preferred Stock shall be deemed sufficient to convert all shares of the Series A Preferred Stock then outstanding and (ii) the consent of a majority of holders of the Series B Preferred Stock shall be deemed sufficient to convert all shares of the Series B Preferred Stock then outstanding.

          (c) Regarding the Preferred Stock, in the event the Company shall issue New Securities without consideration or for a consideration per share less than 4,550 KRW (taking into account stock splits, stock dividends and other similar events), then and in such event, the conversion ratio for the Preferred Stock shall be adjusted in accordance with the Articles.

     5.4 Dividend Rights. To the extent permissible under Korean law and in accordance with the Articles, each holder of the Series A Preferred Stock or the Series B Preferred Stock shall be entitled pari passu to an annual per share dividend equal to 30% of the par value of the Series A Preferred Stock or the Series B Preferred Stock, as the case may be ("Dividend Preference Amount"), payable when and if declared by the Board and the shareholders' meeting of the Company. The dividends shall not be cumulative and shall be paid prior to payment of any dividend with respect to the common stock. After payment of the preferential dividend to the holders of the Preferred Stock, any further dividends would be paid pari passu to the holders of the Preferred Stock and common stock on a pro rata basis. In the event that the distributable profits of the Company are insufficient to cover the Dividend Preference Amount of the holders of both the Series A Preferred Stock and the Series B Preferred Stock, then such distributable profits shall be allocated among the holders of the Series A Preferred Stock and the Series B Preferred Stock on a pro rata basis. For purposes of dividends on the shares of common stock issued upon conversion of the Preferred Stock, it shall be deemed that such shares of common stock was issued at the end of the immediately preceding fiscal year of the Company.

     5.5  Redemption Right Upon Sale.

          (a) To the extent permissible under Korean law and in accordance with the provisions in the Articles, in the event of a Sale (as defined below), the holders of Series A Preferred Stock shall be entitled to cause the Company to redeem shares of the Series A Preferred Stock at the greater of (i) KRW 4,550 per share plus the amount calculated by annual rate of 4.42% from the Closing Date to the date of redemption; provided, however, that (A) each time there is a

Downward Adjustment Event, the foregoing price of the Series A Preferred Stock shall be downwardly adjusted, taking into account the number of shares of Series A Preferred Stock increased as a result of the Downward Adjustment Event; and
(B) each time there is an Upward Adjustment Event, the foregoing price of the Series A Preferred Stock shall be upwardly adjusted, taking into account the number of shares of Series A Preferred Stock decreased as a result of the Upward Adjustment Event, or (ii) what such holder would have received in connection with the Sale assuming conversion of the Series A Preferred Stock at the then applicable conversion ratio. For purposes of this Section 5.5, a "Sale" shall mean (i) a sale of all or substantially all assets of the Company, (ii) a change of control of the Company, or (iii) merger or consolidation of the Company where the Company is not the surviving entity. For purposes of this Section 5.5, a "change of control" shall mean a transfer of outstanding equity securities representing in excess of 50% of the voting power of the Company but shall not include any transfer of shares among the Major Shareholders and/or to its "affiliates" (as such term is determined by the Korean Fair Trade Commission from time to time); provided, however, the affiliate transferees agree to execute relevant documents and be bound by the terms and conditions applicable to the transferor under this Agreement.

          (b) To the extent permissible under Korean law and in accordance with the provisions in the Articles, in the event of a Sale (as defined above), the holders of Series B Preferred Stock shall be entitled to cause the Company to redeem each share of Series B Preferred Stock at the greater of (i) KRW 10,349.3049 plus the amount calculated by annual rate of 4.42% from the date of issuance of such Series B Preferred Stock to the date of redemption; provided, however, that (A) each time there is a Downward Adjustment Event, the foregoing price of the Series B Preferred Stock shall be downwardly adjusted, taking into account the number of shares of Series B Preferred Stock increased as a result of the Downward Adjustment Event; and (B) each time there is an Upward Adjustment Event, the foregoing price of the Series B Preferred Stock shall be upwardly adjusted, taking into account the number of shares of Series B Preferred Stock decreased as a result of the Upward Adjustment Event, or (ii) what such holder would have received in connection with the Sale assuming conversion of the Series B Preferred Stock at the then applicable conversion ratio.

          (c) In the event that the Company does not have sufficient dividendable profits available for distribution in accordance with applicable law to pay the redemption amount set forth in Sections 5.5(a) and (b), then the dividendable profits shall be allocated among the holders of the Series A Preferred Stock and Series B Preferred Stock according to the following formulas:

          For each holder of the Series A Preferred Stock: such dividendable profits multiplied by (the aggregate redemption amount associated with such Holder's Series A Preferred Stock under Section 5.5(a) divided by the sum of the redemption amounts payable to the holders of the Series A Preferred Stock and the Series B Preferred Stock, in the aggregate, pursuant to Sections 5.5(a) and (b)).

          For each holder of the Series B Preferred Stock: such dividendable profits multiplied by (the aggregate redemption amount associated with such Holder's Series B Preferred Stock under Section 5.5(b) divided by the sum of the redemption amounts payable to the holders of the Series A Preferred Stock and the Series B Preferred Stock, in the aggregate, pursuant to Sections 5.5(a) and (b)).

     In such event, no payments or distributions shall be made to any securities junior to the Series A Preferred Stock and Series B Preferred Stock until the amounts due to the holders of the Series A Preferred Stock and Series B Preferred Stock under Sections 5.5(a) and (b) are satisfied in full.

     5.6  Additional Right Upon a Qualified IPO.

          (a) To the extent permissible under Korean law and in accordance with the provisions in the Articles, upon a Qualified IPO, the holders of Series A Preferred Stock shall be entitled to adjust the conversion ratio of their Series A Preferred Stock so that upon conversion thereof, the number of shares of common stock that such holders of the Series A Preferred Stock would be entitled to shall be the greater of (i) the number of common shares to be issued upon the conversion of the Series A Preferred Stock, based on the then current conversion ratio and (ii) (KRW 4,550 per share plus interest accrued thereon at an annual rate of 4.42% from the Closing Date to the date of the Qualified IPO) divided by the offering price of the common stock in connection with such Qualified IPO.

          (b) To the extent permissible under Korean law and in accordance with the provisions in the Articles, upon a Qualified IPO, the conversion ratio of the Series B Preferred Stock shall automatically adjust so that the number of shares of common stock into which each share of Series B Preferred Stock may convert shall be the greater of (i) the number of common shares into which each share of Series B Preferred Stock may convert prior to such adjustment, and (ii) (KRW 10,349.3049 plus interest accrued thereon at an annual rate of 4.42% from the date of issuance of such Series B Preferred Stock to the date of the Qualified IPO) divided by the offering price per share of the common stock upon such Qualified IPO.

     5.7 Other Terms Not Covered. In the event that any of the Company's existing or future equity shareholders are entitled to any rights, privileges or protections on terms more favorable than those herein afforded to the holders of the Preferred Stock, the holders of the Preferred Stock shall be entitled to the benefits of such more favorable terms. Fractional shares shall be disregarded under this Section 5.

     5.8 Timing of Redemption. In the event of a redemption of either the Series A Preferred Stock or the Series B Preferred Stock pursuant to Section 5.2 or 5.5, upon written notification by the holder(s) of their election to redeem their shares of Preferred Stock, the Company may, no later than fifteen (15) calendar days after receipt of such notice, request that such holder(s) tender to the Company such transmittal or related materials as it may reasonably request. The Company shall consummate the redemption of the tendered shares (including payment for such redeemed shares) no later than (i) 90 days from receipt of notice of redemption from the applicable holder, should the Company not timely request any transmittal materials, or (ii) within 75 days of receipt of requested transmittal materials from the redeeming stockholder. Such holder's election to redeem the Series A Preferred Stock or the Series B Preferred Stock may not be revoked without the written consent of the Company so long as the Company satisfies the redemption preference in full within the time period set forth in this Section 5.8.

6.   CORPORATE GOVERNANCE.

     6.1 Voting Rights. Holders of the Preferred Stock shall have one vote per share of Preferred Stock held by such holder. Except with respect to certain matters contained in this Agreement or as required by the Korean Commercial Code as to which the Holders of the Series A Preferred Stock and the Holders of the Series B Preferred Stock shall vote respectively as a separate class, the holders of the Preferred Stock shall vote with the holders of the common stock as a single class on all matters with respect to which the common stock is entitled to vote.

     6.2  Board of Directors

          (a) Number of Directors. Each of the Series A Preferred Holders, the Series B Preferred Holders, the Major Shareholders, SAIF and Apax agree to vote their shares to cause the total number of directors on the Board to be nine (9) and to cause all directors on the Board nominated as set forth in this Section
6.2 to be elected by resolution of the general meeting of shareholders. The parties contemplate that following execution of this Agreement, the composition of the Board of Directors will initially be as follows (subject to the maintenance of the respective ownership thresholds set forth below):

               (i) Four (4) directors nominated by SKT, including the Representative Director and one independent director and one of whom shall be Mr. So, as set forth in Section 6.2(b);

               (ii) Two (2) directors nominated by the Series A Preferred Holders, including one independent director, as set forth in Section 6.2(c);

               (iii) One (1) director nominated by the Series B Preferred Holders, as set forth in Section 6.2(d);

               (iv) One (1) independent director nominated by i-Hatch, as set forth in Section 6.2(d); and

               (v) One (1) director nominated by SAIF, as set forth in Section 6.2(e).

     If any of the threshold share ownership levels discussed in Sections 6.2(b), 6.2(c), 6.2(d), or 6.2(e) fail to be met by any of the parties, a majority of the Board of the Company shall be entitled to nominate any additional director(s) in lieu of those which would have been nominated by other parties but for their failure to meet the applicable share ownership levels.

          (b) Directors Nominated by SKT. So long as SKT holds in excess of 8% of the Company's issued and outstanding shares, SKT shall be entitled to nominate three (3) directors for election to the Board, including any Representative Director(s) appointed by SKT pursuant to Section 6.3. In the event that SKT holds less than 8% of the Company's issued and outstanding shares, SKT shall be entitled to nominate two (2) directors to the Board, including any Representative Director(s) appointed pursuant to Section 6.3. In all circumstances, SKT shall also be entitled to nominate one director not affiliated with SKT or the SK Group that would qualify as an "independent director" under Rule 4200(a)(15) of the National Association of Securities

Dealers, Inc., with such candidate to be approved by the majority of the Board, such approval not to be unreasonably withheld. In all circumstances, so long as he is willing to stand for election to the Board, one of the SKT nominees shall be Mr. So.

          (c) Representatives of the Series A Preferred Holders. For so long as the Series A Preferred Holders hold 5% or more of the Company's issued and outstanding shares, the Company will permit a representative of such Series A Preferred Holders to be appointed by NVP (the "Series A Observer") to attend all meetings of the Board in a non-voting, observer capacity and shall provide to the Series A Observer, concurrently with the members of the Board, and in the same manner, notice of such meeting and a copy of all materials provided to such members. For so long as the Series A Preferred Holders hold 8% or more of the Company's issued and outstanding shares, the Board will permit a representative designated by NVP to nominate on behalf of such Series A Preferred Holders, one director (in addition to the Series A Observer) for election to the Board (the "Series A Director"). In addition, for so long as the Series A Preferred Holders hold 12% or more of the issued and outstanding shares of the Company, Nokia shall be entitled to nominate one director that would qualify as an "independent director" under Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. and that is not affiliated with i-Hatch, Nokia, or General Atlantic with such candidate to be approved by the majority of the Board, such approval not to be unreasonably withheld. For the avoidance of doubt, the Series A Preferred Holders shall not be entitled to any of the Series A Observer, the Series A Director, or any right to nominate any independent director if the Series A Preferred Holders hold below 5% of the Company's issued and outstanding shares.

          (d)  Representatives of the Series B Preferred Holders.

               (i) For so long as the Series B Preferred Holders hold 5% or more of the Company's issued and outstanding shares, the Company will permit a representative (the "Series B Observer") of such Series B Preferred Holders to be appointed by i-Hatch to attend all meetings of the Board in a non-voting, observer capacity and shall provide to the Series B Observer, concurrently with the members of the Board, and in the same manner, notice of such meeting and a copy of all materials provided to such members. For so long as the Series B Preferred Holders hold 8% or more of the Company's issued and outstanding shares, i-Hatch shall nominate, on behalf of such Series B Preferred Holders, one director for election as a member of the Board (the "Series B Director"). In addition, for so long as i-Hatch holds in excess of 8% of the Company's issued and outstanding shares, i-Hatch shall be entitled to nominate one director that would qualify as an "independent director" under Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. and that is not affiliated with i-Hatch, Nokia, or General Atlantic, with such candidate to be approved by the majority of the Board, such approval no to be unreasonably withheld. For the avoidance of doubt, neither the Series B Preferred Holders nor i-Hatch shall be entitled to any of the Series B Observer, the Series B Director, or any right to nominate any independent director if the shareholding ratio of the Series B Preferred Holders or i-Hatch, as the case may be, fall below the respective thresholds set forth in this Section 6.2(d).

               (ii) In regard to the initial Series B Director to serve on behalf of the Series B Preferred Holders, Randolph Lee (Chip) Austin shall be the initial Series B Director, and, so long as the Series B Preferred Holders are entitled to a Series B Director pursuant to Section

6.2(d)(i),such person shall be removed and replaced only by a majority of the holders of the Series B Preferred Stock. So long as the Series B Preferred Holders hold 8% or more of the Company's issued and outstanding shares, for any period during which there is no Series B Director serving on the Board of the Company, i-Hatch may appoint, on behalf of the Series B Preferred Holders, an additional Series B Observer.

               (iii) So long as the Series B Preferred Holders are entitled to a Series B Director pursuant to Section 6.2(d)(i), upon the resignation, removal, disability or death of the initial Series B Director or his successor, i-Hatch may nominate, on behalf of the Series B Preferred Holders, one successor candidate to stand for election as the successor Series B Director.

          (e) For so long as SAIF holds 8% or more of the Company's issued and outstanding shares, SAIF shall be permitted to nominate one director for election as a member of the Board (the "SAIF Director").

          (f) Meetings of Board of Directors. Meetings of the Board shall be held at least once every quarter. Meetings of the Board may be called by a Representative Director. Members of the Board may attend meetings in person or by videoconference. Meetings of the Board shall be held in English with an English-language record thereof. The Company shall reimburse each of the Series A Director and the Series B Director for reasonable expenses (in accordance with Company policies and including travel expenses for attendance in person, provided that airfare may be business class) incurred in connection with attendance at any meeting of the Board.

          (g) Quorum. A quorum for a meeting of the Board shall consist of a majority of the directors.

          (h) Election of Directors to the Board. The Company, the Major Shareholders, the Series A Preferred Holders, the Series B Preferred Holders, SAIF, and Apax shall exercise their respective voting rights and take such other steps as are necessary to insure the Board shall conform to the provisions of this Section 6.2, including voting their shares for the election of any nominee for director selected pursuant to Sections 6.2(b), (c), (d) or (e). In the event that any of SKT, the Series A Preferred Holders, the Series B Preferred Holders, or SAIF, as the case may be, wishes to change any of its nominated directors, the other parties shall exercise their voting rights accordingly so as to make such change possible; provided, however that SKT, Nokia and i-Hatch shall not have the right to unilaterally remove or direct the removal of directors nominated by them that are identified above as intending to qualify as independent directors under Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. Upon the removal, resignation, death, or disability of any such independent director, a replacement candidate (if any) shall be nominated by the same person that nominated the predecessor director, so long as such person or group of persons has maintained the appropriate ownership percentage set forth in Section 6.2(b), 6.2(c) or 6.2(d)(i). In the event that any other director is removed from the Board without cause prior to his or her end of term, the party proposing such dismissal shall indemnify and hold the Company and the other parties harmless for any and all damages and other expenses relating to such dismissal.

          (i) For purposes of this Section 6.2, the "shareholding ratio" or similar measurements of the ownership of each of the Series A Preferred Holders, the Series B Preferred

Holders, and SAIF means their respective percentage ownership of the Company's common stock assuming conversion of the Preferred Stock based on the then applicable conversion ratio(s).

     6.3  Representative Directors and Statutory Auditor

          (a) Representative Directors. The Company shall have one Representative Director. The Representative Director shall be elected through a meeting of the Board and the parties agree to cause their respectively nominated and elected directors to vote so as to elect such Representative Director nominated by SKT.

          (b) Statutory Auditor. The Company shall have one statutory auditor who shall be elected at a general meeting of shareholders and the parties agree to cause vote their shares so as to elect such statutory auditor nominated by the Major Shareholders.

     6.4  Veto Powers of the Holders of Preferred Stock.

          (a) The Company and its subsidiaries shall be entitled to undertake each of the following actions (the "Company Strategic Actions") only in accordance with the procedures set forth in Section 6.4(b) and (c):

               (i) any action that authorized, created or issued shares of any class or series of the Company having preferences superior to or on a parity with the Preferred Stock (including issuance of additional shares of Preferred Stock);

               (ii) any payment of dividends (which shall include distributions of property in respect of any class of stock of the Company) on any class of stock of the Company or any issuance of any security of the Company without consideration that has the effect of diluting the voting rights of the holders of the Series A Preferred Stock and the Series B Preferred Stock;

               (iii) repurchase, redeem or retire any of the Company's voting securities other than (A) pursuant to contractual rights to repurchase common stock or preferred stock by employees, directors or consultants of the Company or its subsidiaries upon termination of their employment or services or pursuant to the exercise of a contractual right of first refusal held by the Company or
(B) any redemptions pursuant to this Agreement;

               (iv) a sale of all or substantially all the Company's assets;

               (v) any amendment, modification, repeal or restatement of the Articles (including Articles 7-1, 7-2 and 25 as included in the Articles of Incorporation effective as of the Closing Date) of the Company, whether by merger, consolidation, or otherwise, that would adversely affect the powers, preferences, privileges, voting and other special rights and qualifications, limitations and restrictions of the Preferred Stock;

               (vi) indebtedness in excess of $10,000,000 incurred in non-ordinary course of business;

               (vii) any provision of any loans, pledges, encumbrances or guarantees (including "blank notes" issued by the Company on or after the date hereof) (collectively, the "Loans") by the Company to any of the Major Shareholders or the provision of Loans exceeding 200,000,000 KRW per transaction to any other person including, without limitation, any of its directors, officers, and employees;

               (viii) purchase by the Company of any securities (other than cash management in the ordinary course of business) in excess of $5,000,000;

               (ix) any transaction or series of transactions between the Company and any shareholders of the Company, directors, officers or employees of the Company that is not in the ordinary course of business or for which the aggregate value exceeds 2,000,000,000 KRW; provided, however, that any transaction or series transactions between the Company and SKT and entities/individuals within the SK Group as determined by the Korean Fair Trade Commission from time to time made in the ordinary course of business shall be excluded;

               (x) liquidation or dissolution of the Company;

               (xi) any transfer of substantial business of the Company (under
Article 374 of the Commercial Code);

               (xii) spin-off, merger and capital reduction of the Company; and

               (xiii) share swap (under Articles 360-2 and 360-15 of the Korean Commercial Code) for the establishment of a holding company.

          (b) Before taking any Company Strategic Action, the Company shall first notify each of the Series A Preferred Holders, General Atlantic, and i-Hatch in writing of the proposed Company Strategic Action and request their consent. The Company shall not undertake or agree to undertake any such Company Strategic Action unless either (i) each of the Series A Preferred Holders and i-Hatch, or (ii) each of the Series A Preferred Holders and General Atlantic approve such action in writing; provided, however, that in either case specified in the foregoing clauses (i) or (ii) unless any of (1) each of the Series A Preferred Holders and i-Hatch, (2) each of the Series A Preferred Holders and General Atlantic, or (3) each of i-Hatch and General Atlantic object in writing to the Company Strategic Action within fourteen calendar days of receipt of notice of the proposed Company Strategic Action, the Company shall be permitted to take such Company Strategic Action without approval in writing of any of the Preferred Holders, and the approval in writing of neither i-Hatch nor General Atlantic shall be required once i-Hatch and/or General Atlantic have sold or otherwise disposed of (not including any surrender of Escrow Shares in satisfaction of claims under the Escrow Agreement entered into in connection with the Acquisition Agreement) in excess of 25% of their combined holdings of Series B Preferred Stock as of the date of the issuance of the Series B Preferred Stock (including any Escrow Shares).

          6.5 Grant of Options to Purchase WiderThan Stock. Each of the Series A Preferred Holders, the Series B Preferred Holders, SAIF, Apax, and the Major Shareholders shall exercise their respective voting rights in favor of, cause their respective directors to approve, and take such other commercially reasonable actions as may be required to (i) grant to the employees of Ztango, upon or as soon as practicable after a Qualified IPO, options to purchase common stock of the Company, and (ii) cause Ztango to fulfill its obligations with respect to any virtual stock options granted to employees of Ztango, each in accordance with the terms of Section 3.4 of the Acquisition Agreement and the Ztango 2004 Virtual Stock Option Plan.

7.   COVENANTS

     7.1 Initial Public Offering. The Company shall use its reasonable best efforts to undertake the Company's Qualified IPO by July 1, 2005; provided, however, that should the Company conclude that it is in the Company's best interest to conduct its Qualified IPO in Korea, the Company shall instead use its reasonable best efforts to consummate the Company's Qualified IPO as soon as practicable, but in no event later than March 21, 2006. The Company shall use commercially reasonable efforts to list its common stock, or depository receipts representing such common stock, on the Nasdaq stock market. SKT hereby covenants and agrees to vote its shares and cause its designees on the Board of Directors of the Company to vote in favor of any proposal by the Company to initiate a Qualified IPO.

     7.2 Translation of Minutes of Shareholders and Board of Directors Meetings. The Company shall translate the minutes of the shareholders and Board meetings from Korean into English and provide the same to the Series A Preferred Holders, the Series B Preferred Holders, SAIF, and Apax (with respect to Apax only, so long as Apax holds, in the aggregate, at least 5% of the Company's issued and outstanding shares (on an as converted, fully-diluted basis)). For purposes of this Section 7.2, the Company shall be deemed to have satisfied its obligation to provide the minutes described in this Section 7.2 to the Series A Preferred Holders and the Series B Preferred Holders with the dispatch of such minutes to the respective Delivery Representatives (which, for the avoidance of doubt, includes each of NVP, i-Hatch, and General Atlantic, who may forward copies of such minutes to their respective affiliates owning shares of stock in the Company).

8.   TERMINATION.

     This Agreement shall terminate automatically (i) upon a Qualified IPO; provided, however, that the obligations of the parties under Sections 2, 4.7,
6.5 and 9 shall survive such termination; or (ii) upon a Sale.

9.   GENERAL PROVISIONS.

     9.1. Notices.

          (a) Except as otherwise required under this Agreement, any notices, reports, requests, waivers or other communication made under this Section 9.1(a) shall be in English and shall be deemed to have been duly and lawfully delivered to all holders of the Preferred Stock, all Major Shareholders, SAIF, Apax, or the Company, as the case may be, if such notice has been properly delivered to their/its respective representative listed hereunder. Except as may be otherwise provided herein, all such notices, requests, waivers and other communications made pursuant to this Section 9.1(a) shall be in writing and shall be conclusively deemed to have been duly given (i) when hand delivered to the relevant parties;
(ii) when received if sent by registered mail, return receipt requested, or similar means designed to give assurance of the time of delivery to the recipient, at the address set forth below; or (iii) three business days after deposit with internationally recognized overnight delivery service, postage prepaid, addressed to the relevant parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. In the event of any notice given pursuant to Section 6.4(b), the Company shall also provide prompt email and facsimile notice of the proposed Company Strategic Action.

         If to the Series A Preferred Holders:                  If to the Company, SKT or Mr. Chey:

         Nokia Venture Partners II, LP                          WiderThan.com, Co., Ltd.
         545 Middlefield Road, Suite 210                        K1 REIT Bldg. 463
         Menlo Park, CA 94025                                   Chungjeong-ro, Seodaemun-gu
         U.S.A.                                                 Seoul 120-709, Korea
         Attn: David Jaques                                     Attn: Jin Woo So, Ho-Seok Kim
         Fax Number: 1-650-462-7252                             Fax Number: 82-2-2014-5004
         E-mail: david.jaques@nokia.com                         E-mail: jwso@sktelecom.com; Hskim@widerthan.com


         With a copy to:                                        With a copy to:

         Holland & Knight LLP                                   Alston & Bird LLP
         195 Broadway                                           90 Park Avenue
         New York, New York 10007                               New York, New York 10016
         U.S.A.                                                 U.S.A.
         Attn: Neal H. Beaton, Esq.                             Attn: Aydin S. Caginalp, William Y Kim
         Facsimile: 1-212-385-9010                              Facsimile: (212) 210-9444
         E-mail: Neal.Beaton@hklaw.com                          E-mail: acaginalp@alston.com


         If to Apax:

         Apax Partners
         2180 Sand Hill Road
         Menlo Park, CA 94025
         Attn: Neeraj Bharadwaj
         Tel: (650) 475-1133
         Facsimile: (650) 494-6751
         E-mail: neeraj.bharadwaj@apax.com


         With a copy to:

         David Makarechian, Esq.
         O'Melveny & Myers LLP
         2765 Sand Hill Road
         Menlo Park, CA 94025
         Tel: (650) 473-2631
         Facsimile: (650) 473-2601
         E-mail: dmakarechian@omm.com

             and

         Ri Bong Han
         Bae, Kim & Lee
         3rd - 12th Floor
         Hankook Tire Bldg. 647-15
         Yoksam-dong, Kamsnam-gu
         Seoul, 135-723, Korea
         Telephone: 82-2-3404-0000
         Facsimile: 82-2-3404-0001
         E-mail: rbh@bkl.co.kr


         If to the Series B Preferred Holders:                  If to SAIF:

         ZT Stockholder Rep LLC                                 SAIF Capital Limited
         c/o I-Hatch Ventures LLC                               136, St. Christopher Street
         599 Broadway, 11th Floor                               Valetta, VLT 05, Malta
         New York, NY 10012                                     Attn: Mr. Carmel (Lino) Buttigieg
         Attn: Brad Farkas                                      Facsimile: 356-2123-0624
         Facsimile: (212) 208-2576                              E-mail: lb@bdomalta.com.mt
         E-mail: brad@i-hatch.com

                                                                With a copy to:
         With copies to:
                                                                SAIF Advisors Limited Korea
         General Atlantic Partners 64, L.P.                     4th flr, KTB Network Bldg.,
         c/o General Atlantic Service Corporation               826-14, Yeoksam 1-dong, Kangnam-gu
         3 Pickwick Plaza                                       Seoul, 135-769, Korea
         Greenwich, Connecticut 06830                           Attn: Mr. Jung Woo Sung, Principal
         Attn: Phil Trahanas                                    Facsimile: 82-2-3466-1202
         Telephone: (203) 629-8600                              E-mail: jwsung@sbaif.com
         E-mail: ptrahanas@gapartners.com

             and

         Wollmuth Maher & Deutsch LLP
         500 Fifth Avenue, 12th Floor
         New York, New York  10110
         Attn: Rory M. Deutsch
         Facsimile: (212) 382-0050
         E-mail: rdeutsch@wmd-law.com


     Each person making a communication hereunder by facsimile shall promptly confirm by e-mail to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 9.1(a) by giving the other parties written notice of the new address in the manner set forth above.

     (b) In each case where a notice, report, request, waiver or other communication is required to be made pursuant to this Agreement to each holder of the Preferred Stock or Major Shareholder, as the case may be, except as otherwise provided herein, all such notices, reports, requests, waivers and other communications shall be in writing and shall be conclusively deemed to have been duly given (i) when hand delivered to the relevant parties; (ii) when received if sent by email or facsimile at the email address and number set forth above; or (iii) three business days after deposit with internationally recognized overnight delivery service, postage prepaid, addressed to the relevant parties as set forth above with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. Each person making a communication hereunder by facsimile shall promptly confirm by e-mail to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 9.1(b) by giving the other parties written notice of the new address in the manner set forth above.

     9.2 Entire Agreement. This Agreement, the schedules and exhibits hereto which are hereby expressly incorporated herein by this reference, and the Acquisition Agreement, together with the documents contemplated thereby, constitute the entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

     9.3 Governing Law. This Agreement shall be governed in all respects by the laws of Korea without regard to provisions regarding choice of laws.

     9.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

     9.5 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

     9.6 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     9.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     9.8 Amendment of Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, the Major Shareholders, the holders of a majority of all issued and outstanding shares of Series A Preferred Stock and the holders of a majority of all issued and outstanding shares of Series B Preferred Stock (which must include i-Hatch and General Atlantic until such time as i-Hatch and/or General Atlantic have sold or otherwise disposed of (not including any surrender of Escrow Shares in satisfaction of claims under the Escrow Agreement entered into in connection with the Acquisition Agreement) in excess of 25% of their combined holdings of Series B Preferred Stock as of the date of the issuance of the Series B Preferred Stock (including any Escrow Shares)). Any provision of this Agreement may be amended or the observance thereof be waived (either generally or in a particular instance and either retroactively or prospectively) without the consent of SAIF and Apax, unless the effect of such amendment or waiver would be to adversely affect the rights of SAIF or Apax hereunder; provided, however, that (i) the addition of one or more additional investors pursuant to the transactions contemplated by the Divestiture Agreement and the grant of rights to such investors hereunder on terms no more favorable than those provided to SAIF and Apax, and (ii) the expansion of the Board to include directors shall not be deemed to be amendments requiring the consent of either SAIF or Apax.

     9.9 Dispute Resolution/Arbitration. In the event of any dispute or claim arising out of or relating in any way to this Agreement among the holders of the Series A Preferred Shares, the holders of the Series B Preferred Shares, SAIF, Apax, and any of the Major Shareholders, or between one or more of them and the Company ("Parties to the Dispute"), the Parties to the Dispute shall agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. If the disputes cannot be resolved in such a manner, the matter shall be settled by arbitration except to the extent otherwise required by Korean law with respect to Exclusive Korean Law Matters.

     Except to the extent otherwise required by Korean law with respect to Exclusive Korean Law Matters, all matters submitted to arbitration shall be finally settled by binding arbitration under the Rules of Arbitration of the International Chamber of Commerce. The place of arbitration shall be Singapore or any other place mutually agreed upon by the Parties in Dispute. The award made by the arbitrators shall be final and binding upon the Parties in Dispute and may be enforced in any court of competent jurisdiction. Unless the arbitrators decide otherwise, the cost of arbitration shall be shared equally by the Parties in Dispute.

     9.10 Amendment of Preferred Stock Investor Rights Agreement. The Company, the Series A Preferred Holders, the Series B Preferred Holders, and the Major Shareholders agree that the Preferred Stock Investor Rights Agreement is hereby amended and restated in its entirety as set forth herein.

     9.11 Confidentiality of Information. Each party to this Agreement agrees to keep confidential this Agreement and all information obtained pursuant to this Agreement from other parties or the Company. The parties agree to take all necessary precautions in a manner acceptable to the party furnishing the confidential information to keep confidential such information and to restrict its use outside and beyond the scope of this Agreement; provided, however, that the above shall not apply to information which is or becomes part of the public domain through no fault of the disclosing party, nor shall the above restrict or prohibit the disclosure of such information to competent government authorities as is required to bring about the transactions contemplated by this Agreement. The parties shall take all steps reasonably necessary to ensure that their directors, officers, employees, agents and subcontractors, if any, will comply in all respects with this Section 9.11.

     9.12 English Language Controls. The English language version of this Agreement shall control all interpretations hereof.

     9.13 Inclusion of Pledged Shares. For purposes of determining the percentage of shares required to initiate a demand or shelf registration pursuant to Sections 2.3(a) and 2.5, and for the purpose of determining the percentage of shares required to maintain a Series B Director pursuant to
Section 6.2(d), the number of shares of Series B Preferred Stock initially pledged pursuant to the Pledge Agreement shall be included in both the numerator and denominator of such fraction.

     9.14 Exchange Rate. Except as expressly set forth herein, the applicable exchange rate in the event of any foreign currency exchange shall be the KRW/USD exchange rate equal to the average of the "TT Bid" and "TT Sale" prices averaged over the 30 calendar days prior to any applicable payment hereunder, as published by the Korea Exchange Bank.

     9.15 Conflict with Articles. To the extent that there is a conflict or disagreement between any provision of this Agreement and the Articles, each party hereto agrees to use its best efforts to conform the provisions of the Articles to the terms of this Agreement.


                             SIGNATURES ON NEXT PAGE

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.


COMPANY:

WIDERTHAN.COM CO., LTD.


By       /s/ Sangjun Park
   -----------------------------------------
   Name:  Sangjun Park
   Title: Representative Director



MAJOR SHAREHOLDERS:

SK TELECOM CO., LTD.


By       /s/ Jin Woo So
   -----------------------------------------
   Name:  Jin Woo So
   Title: VP, New/Global Business Group



/seal/ Tae Won Chey
-------------------
TAE WON CHEY
Resident Registration No.:



SERIES A PREFERRED HOLDERS:

NOKIA VENTURE PARTNERS II, LP


By       /s/ Antti Kokkinen
   -----------------------------------------
   Name:  Antti Kokkinen
   Title: General Partner



NVP AFFILIATES II, LP


By       /s/ Antti Kokkinen
   -----------------------------------------
   Name:  Antti Kokkinen
   Title: General Partner

SERIES B PREFERRED HOLDERS:

I-HATCH VENTURES, L.P.

       By: i-Hatch Ventures, LLC, its General Partner


         By       /s/ Randolph Lee Austin
            --------------------------------------------------
            Name:  Randolph Lee Austin
            Title: Managing Partner



GENERAL ATLANTIC PARTNERS 64, L.P.

       By: General Atlantic Partners, LLC, its General Partner


         By       /s/ Matthew Nimetz
            --------------------------------------------------
            Name:  Matthew Nimetz
            Title: A Managing Member

SAIF CAPITAL LIMITED


By       /s/ Carmel (Lino) Buttigieg
   -----------------------------------------------------------
   Name:  Carmel (Lino) Buttigieg
   Title: Director

WTC INVESTMENT LLC


By:      /s/ Paul Vais
         Name:  Paul Vais
         Title: Vice President

                                    EXHIBIT A

                               Major Shareholders


TAE WON CHEY
1301 Cheongamdae, 64-29 Cheongam-dong, Yongsan-gu, Seoul
Resident Registration No.: 601203-1047228
1,000,000 common stock

SK TELECOM CO., LTD.
SK Building, 99 Seorin-dong, Jongro-gu, Seoul
Business Registration No.: 104-81-37225
2,000,000 common stock

                                    EXHIBIT B

                           Series B Preferred Holders


Mark Caron
A. Douglas Henderson Revocable Trust
Aspira Capital Management, L.P.
Broadview SLP
Casper Capital Ltd.
Dan Oakley
David Warmflash
Futurtec, L.P.
GAP Coinvestment Partners II, L.P.
General Atlantic Partners 64, L.P.
Glenn S. Dorsey
Harto Family Partners, L.P.
i-Hatch Advisors, L.P.
i-Hatch Ventures, L.P.
Impact Entrepreneurs Fund, LP
Impact Venture Partners, LP
James M. Lyon
Joan Dea
Joel-Andre Ornstein
K&A Trust
Lyon, Stubb & Tompkins, Inc.
Maureen C. Tompkins
Michael Miller
MK Global Technology Partners, L.P.
Mount Washington Associates, L.L.C.
Parande, S.A.
Paul Eisen
Robert Mittleman
Robert Mosberg
Sands Brothers Venture Capital II LLC
Sands Brothers Venture Capital III LLC
Special K, LLC
Ted Nierenberg
The Washington Dinner Club, LLC
Vairam Alagappan
VentureHouse Group LLC

                                    EXHIBIT C

                             Definition of Affiliate

Under Article 2, Item 3 of the FTL, "Affiliated Corporation" means each of two or more companies belonging to a single Business Group.


Business Group

Under Article 2, Item 2 of the FTL, a "Business Group" means a group of corporations whose businesses are in fact controlled by a Controlling Person as defined in the Presidential Decree and falls under one of the following categories:

     (a) if the Controlling Person is a corporation, a group of companies which includes the Controlling Person and the companies controlled by the Controlling Person; or
     (b) if the Controlling Person is not a corporation, a group of two or more companies controlled by the Controlling Person.


Controlled Company

There is a two-fold test for determining whether a company is a controlled company (and thus designated as an affiliated company) of a Controlling Person; an equity ratio test and a management control test. Article 3 (Scope of Business Group) of the Presidential Decree of the FTL defines a company, which is in fact controlled by a Controlling Person ("Controlled Company"), and therefore included in the scope of a "Business Group."

First, under the equity-ratio test, a company is generally deemed an affiliate of other companies belonging to a single Business Group when the Controlling Person (i) owns at least a thirty percent (30%) interest (together with a Related Person, as defined below) and (ii) is the largest shareholder of such company. Second, under the management control test, a company is deemed to be under the control of another, if the latter exercises considerable influence over the management of such company.


     Equity ratio test

     Under the equity ratio test, a Controlled Company is determined as follows:

     (1) Where the Controlling Person, by himself or with any of the persons specified in the following items (hereinafter referred as "Related Person"), owns thirty percent (30%) or more of the total issued shares (excluding non-voting shares as provided in Article 370 of the Commercial Code) of the Controlled Company and is the largest shareholder of the Controlled Company:

          (a) A spouse, a blood relative within at least eight degrees of kinship, a relative by marriage who is at least a cousin in relationship (hereinafter referred to as "Relatives");

          (b) A non-profit legal person or an organization (which means unincorporated association or foundation; hereinafter the same) in which the person, by himself or with any Related Person, contributes thirty percent (30%) or more of the total contribution as the largest contributor or either the person or the Related Person is the founder;

          (c) A non-profit legal person or an organization in which the person, directly or through the Related Person, exercises dominating influence on the composition of officers or the operation of business, etc;

          (d) A company whose operation is in control of the person de facto, pursuant to the provisions in this Subparagraph (1) or those in Subparagraph (2);

          (e) The directors, statutory auditors, general partners or officers (hereinafter referred to as "Officers") of the Controlling Persons (in case the Controlling Person is a legal person) and the employees of the Controlling Person (in case the Controlling Person is an individual), as well as the Officers or the employees, as the case may be, of a Related Person as defined in Items (b) through Item (d) above.


     Management control test

     Under the management control test, a Controlled Company is determined as follows:

     Where a corporation falls under one of the following categories and the Controlling Person is regarded as exercising considerable influence on the management of said corporation:

          (a) A company in which the Controlling Person, through a contract or an agreement with another major shareholder, has appointed/dismissed the representative director or has appointed or can appoint 50% or more of the Officers.

          (b) A company in which the Controlling Person, directly or through the Related Person, exercises dominating influence on the major decision-makings and execution of matters, including organizational restructuring of said corporation or its investment in new businesses.

          (c) A company that engages in "personnel exchanges" with a Controlled Company (or with a Controlling Person if the Controlling Person is a juridical person; the term Controlled Company for the purposes of this section includes the Controlling Person in such case) that falls under one of the following categories:

               1)   Interlocking Officers with the Controlled Company

               2) Officers or employees of the Controlled Company are appointed as Officers or employees of said company and re-appointed as Officers or employees of Controlled Company (including being re-appointed to a different Controlled Company);

               3) Officers or employees of said company are appointed as Officers or employees of a Controlled Company and re-appointed as Officers or employees of said company or an affiliate of said company.

          (d) A company which is engaging in trade of funds, assets, products, or services or granting or receiving debt guarantees with the Controlling Person or the Related Person in excess of ordinary scope; a company which is considered as an affiliate of the business group of the Controlling Person since it makes representation in its business that it can be acknowledged as an affiliate of the business group of the Controlling Person or engages in other acts that are considered acts of the same economic entity by common social norms.


Exclusion from Business Group

According to Article 3-2, Item 1 of the Presidential Decree of the FTL, the Fair Trade Commission, upon the request of the interested parties, may exclude a company from the scope of the Business Group under the control of the Controlling Person, despite the provisions of Article 3, where it deems that the Controlling Person does not control activities or operation of the company as falling under any of the following subparagraphs:

     (1) A company which is in fact managed by a person other than each person of the following items in accordance with agreements or contracts made between investors

          (a)  A person who has been appointed by the Controlling Person; and

          (b) A person who has relationships with the Controlling Person as falling under Item 1 (a) or (e) of Article 3 of the Presidential Decree of the FTL

     (2) A company which satisfies such requirements as provided in each of the following items (hereinafter referred to as the "criteria for the recognition of independent management"), and which is recognized as managed independently by relatives of the Controlling Person

          (a) The aggregate of shares of each company requesting the exclusion from the Business Group under the control of the Controlling Person (hereinafter referred to as "affiliate company of relatives") which are owned by the Controlling Person and Related Person [excluding a person who performs an independent management of an affiliate company of relatives (hereinafter referred to as the "independent manager") and persons whom the Fair Trade Commission approves, upon the request of an independent manager, excluded from the scope of Related Person] shall be less than 3/100 (10/100 in case of a company that is not a listed corporation on Korean Stock Exchange or a registered corporation on KOSDAQ) of the total number of shares issued by each company

          (b) The aggregate of shares of each company under the control of the Controlling Person (referring to one of the companies belonging to the Business Group under the control of the Controlling Person after excluding affiliate companies of relatives; hereinafter referred to as the "affiliate company of the Controlling Person") which are owned by independent managers and persons having relations with the independent managers as falling under each item of Item 1 of Article 3 of the Presidential Decree of the FTL (limited to a person excluded from such scope in accordance with the provisions of item (a), in case of Related Person) shall be less than 3/100 (15/100 in case of a company that is not a listed corporation on Korean Stock Exchange or a registered corporation on KOSDAQ) of the total number of shares issued by each company

          (c) There shall be no interlocking Officer between affiliate company of the Controlling Person and affiliate company of relatives

          (d) There shall not be guaranty of debts, or lending or loaning money between affiliate company of the Controlling Person and affiliate company of relatives; provided, that this shall not apply in cases of guaranty of debts, or lending or loaning money which has been considered to have taken place in ordinary course of business

     (3) A company that is in bankruptcy proceeding after having been sentenced bankrupt under the Bankruptcy Act

     (4) A company corresponding to the agreement-concluding firm under subparagraph 2 of Article 2 of the Corporate Restructuring Investment Companies Act, which satisfies the requirements falling under the following items

          (a) The rights for disposal, and voting rights, of shares owned in excess of 3/100 of the total number of shares issued by the relevant company (10/100 in case of a company which is not a listed corporation on Korean Stock Exchange or a registered corporation on KOSDAQ) from among the shares owned by the Controlling Person and Related Person, shall be entrusted to the creditor financial institutions (referring to financial institutions under the Banking Act and other Acts, which have provided credits to the relevant firms)

          (b) The Controlling Person and Related Person shall conclude a special agreement waiving the terminating right for the entrustment contract under item (a)

     (5) A company for which a procedure for reorganization is in progress by receiving a decision on commencing the reorganization procedure under the Company Reorganization Act, which satisfies the requirements falling under the following items

          (a) The rights for disposal, and voting rights, of shares owned in excess of 3/100 of the total number of shares issued by the relevant company (10/100 in case of a company which is not a listed corporation on Korean Stock Exchange or a registered corporation on KOSDAQ) from among the shares owned by the Controlling Person and Related Person, shall be entrusted to the manager under
               Article 94 of the Company Reorganization Act, but after the completion of reorganization procedures, the relevant rights shall be succeeded by the company

          (b) The Controlling Person and Related Person shall conclude a special agreement waiving the terminating right for the entrustment contract under item (a)

According to Article 3-2, Item 2 of the Presidential Decree of the FTL, the Fair Trade Commission may, upon the request of interested parties, exclude a company from the scope of the Business Group under control of the Controlling Person, with respect to any company falling under any of the following subparagraphs, notwithstanding the provisions of Article 3 of the Presidential Decree of the FTL;

     (1) A corporation incorporated for private investment business under the Act on Private Participation in Infrastructure in the event that any person falling under any of the following items holds not less than 20/100 of total number of stocks issued by such corporation; provided, that the same shall be limited to a case where the corporation has not made any mutual investment with another company and has not been guaranteed by any person other than investors for any repayment of debts

          (a)  The Korean or a local government

          (b) A government-invested institution established under Article 2 of the Framework Act on the Management of Government-Invested Institutions

          (c) A public corporation or other corporation established pursuant to any special Act

     (2) A company in which not less than two largest investors (including the case where the Controlling Person and Related Person make investments) exist and do not exercise any controlling influence over the composition of Officers and business operations, etc. from among companies falling under any of the following items

          (a) A company incorporated by not less than two companies that run the same type of business for the purpose of restructuring their business through such methods as investment in-kind contribution or merger or consolidation, etc.

          (b) A company that runs the private investment business in a manner described in the provisions of subparagraph 1 or 2 of Article 4 of the Act on Private Participation in Infrastructure from among corporations incorporated for the private investment business in accordance with the same Act.

According to Article 3-2, Item 3 of the Presidential Decree of the FTL, where a company which is excluded from the scope of a Business Group does not satisfy the requirements for exclusion, the Fair Trade Commission may cancel such decisions excluding the company from such Business Group; provided, that a company which is excluded from the scope of the Business Group under the control of the Controlling Person in conformity with the provisions of subparagraph (1), item 2, this shall only apply to the cases in which it does not satisfy the requirements for exclusion not later than three years after the date of exclusion.

           AMENDMENT NO. 1 TO THE FIRST AMENDED AND RESTATED PREFERRED
                   STOCK INVESTORS RIGHTS AGREEMENT AND WAIVER

This AMENDMENT NO. 1 TO THE FIRST AMENDED AND RESTATED PREFERRED STOCK INVESTORS RIGHTS AGREEMENT AND WAIVER (this "Amendment and Waiver") is entered into as of August [ ], 2005, by and among WiderThan.com Co,. Ltd., a Korean corporation (the "Company"); the parties listed in Exhibit A hereto (the "Major Shareholders"); the Assenting Series A Preferred Holders (as defined below); the Assenting Series B Preferred Holders (as defined below); SAIF Capital Limited, a Maltese corporation ("SAIF"); and WTC Investment LLC, a Delaware limited liability company ("Apax") (the Company, the Major Shareholders, the Assenting Series A Preferred Holders, the Assenting Series B Preferred Holders, SAIF and Apax each, for convenience, hereinafter referred to as a "Party" and collectively as the "Parties"). Capitalized terms not defined herein shall have their respective meanings set forth in the Current IRA.


                                    RECITALS

WHEREAS, the Company, the Major Shareholders, the Series A Preferred Holders, the Series B Preferred Holders, SAIF and Apax entered into that certain First Amended and Restated Preferred Stock Investors Rights Agreement, dated as of December 28, 2004 (the "Current IRA");

WHEREAS, the articles of incorporation of the Company (the "AOI") were amended as of June 28, 2005;

WHEREAS, as a result of the June 28, 2005 amendment to the AOI, the Parties agree that the Current IRA needs to be amended as set forth in this Amendment and Waiver;

WHEREAS, as a result of certain pending transactions of the Company, the Parties agree that certain of the rights of the Parties need to be waived as set forth in this Amendment and Waiver;

WHEREAS, the Company, WiderThan Americas, i-Hatch Ventures, L.P., General Atlantic Partners 64, L.P., SK Telecom Co., Ltd., Tae Won Chey and Nokia Venture Partners II, L.P. entered into Second Amendment and Restatement, dated as of August [ ], 2005, of the First Amendment of the Divestiture Agreement dated as of December 22, 2004.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:


1.   DEFINITIONS.

     1.1 In this Amendment and Waiver, including in the Recitals hereof, the following definitions shall apply:

          "AOI" means the Articles of Incorporation of the Company, as amended from time to time.

          "Assenting Series A Preferred Holders" means the holders of a majority of the outstanding Series A Preferred Shares, who are listed on Exhibit B hereto.

          "Assenting Series B Preferred Holders" means the holders of a majority of the outstanding Series B Preferred Shares (including i-Hatch Ventures, L.P. and General Atlantic Partners 64, L.P.), who are listed on Exhibit C hereto.

          "Melody Series C Preferred Shares" means up to Eight Hundred Seventy-six Thousand One Hundred Sixty-seven (876,167) newly issued convertible, redeemable, Series C Preferred Shares of the Company with par value of 500 Korean Won, taking into account share splits, share dividends or other similar event, to be issued to Melody Share Corporation, a Cayman Islands company, pursuant to a Series C Preferred Share Subscription Agreement entered into between the Company and Melody Share Corporation.

          "Investor Series C Preferred Shares" means up to Fifty Thousand (50,000) newly issued convertible, redeemable, Series C Preferred Shares of the Company with par value of 500 Korean Won, taking into account share splits, share dividends or other similar event, to be issued to Nokia Venture Partners II, LP, i-Hatch Ventures, L.P. or each of their respective affiliates (collectively, the "Investors") pursuant to a Series C Preferred Share Subscription Agreement entered into among the Company and the Investors.

          "Series C Preferred Shares" means Melody Series C Preferred Shares and Investor Series C Preferred Shares.

     1.2 Unless otherwise specifically defined herein, each term used herein, including in the Recitals hereof, which is defined in the Current IRA shall have the meaning assigned to such term in the Current IRA.


2.   Participation Rights.

     The Parties hereby agree that the Series C Preferred Shares and Common Shares issued upon conversion thereof shall not constitute "New Securities" for purposes of the Current IRA and, those Parties who are Participation Rights Holders, hereby waive their respective Right of Participation and any related notice requirements under Section 3 of the Current IRA in connection with the sale and issuance of (a) up to 2,120,000 shares of the Company's common stock (inclusive of options or warrants therefore), taking into account share splits, share dividends or other similar event, to be issued to (i) employees, officers, directors, contractors, advisors or consultants of either (x) the Company or (y) a legal entity of which the Company owns at least fifty percent (50%) of shares or equity holdings, or (ii) a trust, corporation, limited liability company, partnership or other legal entity established for the benefit of such employees, officers, directors, contractors, advisors or consultants mentioned in (i) above pursuant to incentive agreements or incentive plans approved by the Board or the shareholders, as the case may be, (b) Melody Series C Preferred Shares and common shares issued upon conversion thereof, and (c) Investor Series C Preferred Shares and common shares issued upon conversion thereof


3.   Series C Preferred Shares.

     3.1 Notwithstanding any contrary provision of the Current IRA, including but not limited to Sections 5 and 6.4 of the Current IRA, (a) the Parties hereby ratify the Company's authorization and creation of Series C Preferred Shares with the rights, preferences and privileges provided in Article 7-3 of the AOI (the "Series C Rights"), (b) the Parties hereby approve the sale and issuance by the Company of the Series C Preferred Shares, and (c) the Parties hereby agree that the Series C Rights shall not implicate the provisions of Section 5.7 of the Current IRA.

     3.2 Notwithstanding any contrary provision in Section 5 of the Current IRA, the Parties hereby acknowledge and agree that the Series C Rights impact the rights, preferences and privileges of the Series A Preferred Shares and Series B Preferred Shares relating to voting, dividend preferences, liquidation preferences, conversion and redemption as provided in Article 7-1, Article 7-2 and Article 7-3 of the AOI.


4.   Registration Rights.

     4.1 Section 2.12 of the Current IRA is hereby deleted in its entirety and replaced with the following: Sole Registration Rights. The Company represents, warrants, and covenants that (a) except as contained in this Agreement and as provided to holders of Series C Preferred Shares or Common Shares issued upon conversion thereof, there are no registration rights with respect to any securities of the Company outstanding for the benefit of any person or entity;
(b) except pursuant to the approval procedures set forth in Section 6.4(b), and other than to the holders of Series C Preferred Shares or Common Shares issued upon conversion thereof, the Company will not grant any registration rights with respect to any issued and outstanding shares following the date of this Agreement, and (c) to the extent that the Company grants registration rights to any holders of securities of the Company issued after the date hereof, other than to the holders of Series C Preferred Shares or Common Shares issued upon conversion thereof, the registration rights of the Series A Preferred Holders and Series B Preferred Holders granted herein shall be automatically amended to have terms at least as favorable.

     4.2 The first paragraph of Section 2.4(a) of the Current IRA is hereby deleted in its entirety and replaced with the following:

     (a) Underwriting. If a registration statement under which the Company gives notice under this Section 2.4 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section 2.4 shall be conditioned upon such Holder's participation in such underwriting pursuant to the terms of the underwritten offering set forth therein and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including up to seventy percent (70%) of the Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first to holders of the Series C Preferred Shares or Common Shares issued upon conversion thereof, second to the Company, and third, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) all Common Shares issued or issuable upon conversion of Series C Preferred Shares shall be included in such registration; (ii) the number of Registrable Securities included in the remaining portion of any such registration is not reduced below thirty percent (30%) of the aggregate number of securities to be included in such registration; and
     (iii) all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company (or any subsidiary of the Company, which shall be defined to mean those entities in which the Company directly or indirectly owns or controls in excess of 50% of the equity securities or voting power), except for holders of the Series C Preferred Shares or Common Shares issued upon conversion thereof, shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.


5.   Right of First Offer and Co-Sale.

     5.1 The first sentence of Section 4.5(d) of the Current IRA is hereby deleted in its entirety and replaced with the following:

     (d) Notwithstanding any provision of this Agreement, each of the Series A Preferred Holders, the Series B Preferred Holders, the Major Shareholders, SAIF, and Apax agree that, except as set forth in Sections 4.6(b), 4.6(c), 4.6(d), 4.6(e) and 4.6(f) and so long as such shareholder holds in excess of one percent (1%) of the Company's issued and outstanding shares, as of the date hereof and continuing until the earlier of (i) the later of (A) June 30, 2006, and (B) September 30, 2006, in the event that the Company reasonably expects to complete an initial public offering and listing on the Korean Stock Exchange by such date, and (ii) the earlier of
     (A) the initial public offering of the Company stock either in Korea or the United States and (B) a Sale of the Company (as such term is defined in Section 5.5 exclusive of any transfers contemplated by the Divestiture Agreement), such shareholder will not buy any shares of the Company and will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of stock of the Company, or any options or warrants to purchase any shares of stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of stock of the Company, whether now owned or hereinafter acquired, owned directly by such shareholder (including holding as a custodian) or with respect to which such shareholder has beneficial ownership within the rules and regulations of the SEC.

     5.2 A new subsection (f) of Section 4.6, which reads as follows, of the Current IRA is hereby added such that the restrictions set forth in this Sections 4.1, 4.2, 4.5(a), 4.5(b), 4.5(c) and 4.7 of the Current IRA shall not apply with respect to the following:

     (f) any transfer of Series C Preferred Shares in accordance with the terms of the Series C Preferred Share Subscription Agreement under which such shares were first issued or any Common Shares issued upon conversion thereof.


6.   Audit Committee.

     Notwithstanding the provisions of Section 6.3(b) of the Current IRA, the Company shall have an audit committee in lieu of a statutory auditor pursuant to
Article 415-2 of the Commercial Code of Korea. The Parties hereby agree that the provision of Section 6.3(b) of the Current IRA shall be deleted in its entirety.


7.   COVENANTS.

     A new Section 6.6, which reads as follows, is hereby added to the Current
IRA:

     Set Aside of Distributable Profits for Redemption of Series C Preferred Stock. Each of the Series A Preferred Holders, the Series B Preferred Holders, SAIF, Apax, and the Major Shareholders agree that they shall, at any General Meeting of Shareholders or otherwise called by December 1, 2006, exercise their respective voting rights to vote in favor of, or cause their respective directors to approve, and take such other commercially reasonable actions as may be required to cause the Company to set aside into an escrow account distributable profits in an amount sufficient to enable 100% of the Series C Preferred Stock to be redeemed in accordance with Article 7-3 (4) of the AOI and the Company hereby agrees to take all such approved actions. In addition, the Company shall not take, and each of the Series A Preferred Holders, the Series B Preferred Holders, SAIF, Apax, and the Major Shareholders agree that they will not exercise their respective voting rights to vote in favor of, or cause their respective directors to approve, any action, including the declaration of a dividend, which would reduce or in any way impair any such distributable profits that have been set aside.


8.   Termination.

     Section 8 in the Current IRA is hereby deleted in its entirety and replaced with the following: This Agreement shall terminate automatically (i) upon a Qualified IPO; provided, however, that the obligations of the parties under Sections 2, 4.7, 6.5, 6.6 and 9 shall survive such termination; or (ii) upon a Sale provided, however, that the obligations of the parties under Sections 6.6 and 9 shall survive such termination. Additionally, and for the avoidance of doubt, the redemption rights described in Article 7-3 of the AOI shall survive a Qualified IPO for any Series C Preferred Shares that are not converted into Common Shares in connection with, and remain outstanding following, such Qualified IPO.


9.   MISCELLANEOUS

     9.1 Except as expressly waived or agreed pursuant hereto, the Current IRA shall remain unchanged and in full force and effect.

     9.2 This Amendment and Waiver shall be binding upon and inure to the benefit of the Parties hereto and to the Current IRA and their respective permitted successors and assigns.

     9.3 This Amendment and Waiver shall be governed in all respects by the laws of the Republic of Korea without regard to provisions regarding choice of laws.

     9.4 This Amendment and Waiver may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

     9.5 This Amendment and Waiver contains the entire and exclusive agreement of the Parties hereto with reference to the matters discussed herein. This Amendment and Waiver supersedes all prior drafts and communications with respect hereto.

     9.6 If any provision of this Amendment and Waiver shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed from this Amendment and Waiver and the remaining parts shall remain in full force as though the invalid, illegal or unenforceable portion had never been part of this Amendment and Waiver.

     9.7 The Parties acknowledge and agree that this Amendment and Waiver is executed in accordance with Section 9.8 of the Current IRA. This Amendment and Waiver may not be amended except in accordance with Section 9.8 of the Current IRA.


                           [Signature page to follow.]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment and Waiver to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.



COMPANY:
WIDERTHAN.COM CO., LTD


By: /seal/ Sangjun Park
    --------------------------
Name:  Sangjun Park
Title: Representative Director



MAJOR SHAREHOLDERS:
SK TELECOM CO., LTD.


By: /seal/ Shin Bae Kim
    --------------------------
Name:  Shin Bae Kim
Title: President & CEO



TAE WON CHEY


/s/ Tae Won Chey
------------------------------
Resident Registration No: 601203-1047228

ASSENTING SERIES A PREFERRED HOLDERS:

NOKIA VENTURE PARTNERS II, LP



By: /s/ David Jaques
Name:  David Jaques
Title: CFO and Authorized Signatory



NVP AFFILIATES FUND II, LP



By: /s/ David Jaques
Name:  David Jaques
Title: CFO and Authorized Signatory

ASSENTING SERIES B PREFERRED HOLDERS:



I-HATCH VENTURES, L.P.


   By: i-Hatch Ventures, LLC, its General Partner


     By /s/ Randolph Lee Austin, Jr.
     Name:  Randolph Lee Austin, Jr.
     Title: Managing Member



GENERAL ATLANTIC PARTNERS 64, L.P.


   By: General Atlantic Partners, LLC, its General Partner


     By:  /s/ Matthew Nimetz
     Name:  Matthew Nimetz
     Title: Managing Director

SAIF CAPITAL LIMITED

          /s/ Carmel (Lino) Buttigieg
     By:  _________________________
     Name:  Carmel (Lino) Buttigieg
     Title: Director



WTC INVESTMENT LLC

          /s/ Paul Vais
     By:  _________________________
     Name:  Paul Vais
     Title: General Partner

                                    EXHIBIT A
                               Major Shareholders


TAE WON CHEY
1301 Cheongamdae, 64-29 Cheongam-dong, Yongsan-gu, Seoul
Resident Registration No.: 601203-1047228
1,000,000 common stock



SK TELECOM CO., LTD.
SK Building, 99 Seorin-dong, Jongro-gu, Seoul
Business Registration No.: 104-81-37225
2,000,000 common stock

                                    EXHIBIT B
                      Assenting Series A Preferred Holders


                          NOKIA VENTURE PARTNERS II, LP
                           NVP AFFILIATES FUND II, LP

                                    EXHIBIT C
                      Assenting Series B Preferred Holders


                             I-HATCH VENTURES, L.P.
                       GENERAL ATLANTIC PARTNERS 64, L.P.

                                       15